UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-12

ONITY GROUP INC.
(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No Fee Required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 14, 2026

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to participate in the Annual Meeting of Shareholders of Onity Group Inc., which will be held on Tuesday, May 19, 2026, at 9:00 a.m., Eastern Daylight Time. We will host this year’s Annual Meeting in a virtual format only via live audiocast on the Internet at www.virtualshareholdermeeting.com/ONIT2026. To participate, vote or submit questions during the Annual Meeting via live audiocast, please review the detailed procedures included in our Notice of Annual Meeting. You will not be able to attend the Annual Meeting physically in person. For purposes of attendance at the Annual Meeting, all references herein to “present,” “participate,” or “in person,” shall mean virtually present at the Annual Meeting.

Details of the business to be conducted at the Annual Meeting and instructions for how to participate in the Annual Meeting are set forth in the accompanying Notice of 2026 Annual Meeting of Shareholders and Proxy Statement. Only shareholders of record and beneficial owners at the close of business on March 23, 2026 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to participate in our virtual Annual Meeting. We encourage you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to participate in the Annual Meeting. This will not prevent you from voting during the Annual Meeting if you choose to participate and vote at that time, but will ensure that your vote is counted if you are unable to participate. If you are a beneficial owner holding shares through a brokerage firm, bank, broker-dealer, or similar organization you should follow the instructions on your voting instruction form to vote your shares. Please note that if you are a beneficial owner of our shares you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, or similar organization. Please contact your brokerage firm, bank, broker-dealer or other similar organization for information about specific requirements if you would like to vote your shares at the meeting.

Your continued support of, and interest in, Onity Group Inc. is sincerely appreciated.

Sincerely,

Glen A. Messina

Chair, Board of Directors

ONITY GROUP INC.

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 19, 2026

NOTICE

Our Annual Meeting of Shareholders will be held:

Date:	Tuesday, May 19, 2026
Time:	9:00 a.m., Eastern Daylight Time
Location:	Virtual Meeting Only via Live Audiocast

Please review the instructions contained in this Proxy Statement if you wish to participate in the virtual Annual Meeting.

PURPOSE

●	To elect the seven directors listed in the accompanying proxy statement for one-year terms or until their successors are elected and qualified;

●	To ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Onity Group Inc. for the fiscal year ending December 31, 2026;

●	To approve, on an advisory basis, our named executive officer compensation (Say-on-Pay); and

●	To transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

●	Our Board of Directors has fixed March 23, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at our offices for ten days prior to the Annual Meeting. The list of shareholders may also be accessed during the virtual Annual Meeting at www.virtualshareholdermeeting.com/ONIT2026 by using the control number on your proxy card or voting instruction form.

●	Shareholders of record at the close of business on the record date will be entitled to vote and ask questions online at the Annual Meeting. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting, but you will not be able to vote your shares or submit questions during the Annual Meeting.

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●	If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/ONIT2026 15 minutes prior to the start of the meeting to log in. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. For technical assistance when logging into Onity’s Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

●	If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/ONIT2026, type your question into the “Ask a Question” field, and click “Submit.”

This proxy statement for our 2026 Annual Meeting of Shareholders and our Annual Report to shareholders on Form 10-K for the year ended December 31, 2025 will be available on or about April 14, 2026 on our website at www.onitygroup.com in the Financial Information section under the “Shareholders” tab. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 14, 2026. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our annual report and proxy materials at http://shareholders.onitygroup.com/sec.cfm, a website that does not identify or track visitors of the site.

If you have questions for Onity Group Inc. regarding this virtual Annual Meeting, please contact our shareholder relations department at shareholderrelations@onitygroup.com.

By Order of the Board of Directors,

Joseph J. Samarias

Secretary

April 14, 2026

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ONITY GROUP INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Onity Group Inc. (Onity, the Company, we, us, or our) for use at our 2026 Annual Meeting of Shareholders (the Annual Meeting) and at any postponement or adjournment of this meeting. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 14, 2026. The Annual Meeting will be held on Tuesday, May 19, 2026, at 9:00 a.m., Eastern Daylight Time, for the purposes listed in the Notice of Annual Meeting of Shareholders. We will be hosting this year’s Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/ONIT2026. If you are interested in participating in the virtual meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details. You will not be able to attend the Annual Meeting physically in person. For purposes of attendance at the Annual Meeting, all references herein to “present,” “participate,” or “in person,” shall mean virtually present at the Annual Meeting.

How a Proxy Works

The Board of Directors has appointed Glen A. Messina, Chair of the Board, President and Chief Executive Officer, and Joseph J. Samarias, Executive Vice President, Chief Legal Officer and Secretary, as the management proxy holders for the Annual Meeting. If you properly complete, sign and return your proxy card by mail, or submit your proxy by Internet or telephone, and do not revoke it prior to its use, your shares will be voted in accordance with your instructions. If you do not give contrary instructions, the management proxy holders will vote all shares represented by valid proxies as follows:

●	Proposal One (Election of Directors) - “FOR ALL” of the seven nominees for Director listed herein;

●	Proposal Two (Ratification of Appointment of Independent Registered Public Accounting Firm) - “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;

●	Proposal Three (Advisory Resolution on Named Executive Officer Compensation, or Say-on-Pay) - “FOR” approval, on an advisory basis, of the compensation of Onity’s executive officers whose compensation is disclosed in this proxy statement (named executive officers); and

●	with regard to any other business that properly comes before the meeting, in accordance with the best judgment of the management proxy holders. As of the date of this proxy statement, we do not know of any other business that may come before the Annual Meeting.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any postponement or adjournment of this meeting and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

●	filing written notice of revocation with our Secretary at the following address:

Joseph J. Samarias, Secretary

c/o Onity Group Inc.

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

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●	submitting a properly executed proxy card bearing a later date or submitting another proxy using the Internet or by telephone (your latest Internet or telephone voting instructions will be followed), or

●	participating in the virtual Annual Meeting and giving the Secretary notice of your intention to vote at that time.

If you are interested in participating in the virtual Annual Meeting, voting or submitting questions at that time, please see “Annual Meeting Participation” below for further details.

Who May Vote at the Annual Meeting

On all matters properly presented at the Annual Meeting, each share of our common stock is entitled to one vote. All shareholders who owned our common stock as of the close of business on March 23, 2026 (the Record Date) are cordially invited to participate in the 2026 Annual Meeting. Only shareholders of record or beneficial owners of shares of our common stock at the close of business on the Record Date are entitled to participate and vote at the Annual Meeting or any postponement or adjournment of this meeting. If your shares are registered directly in your name with Computershare, Onity’s stock transfer agent, you are the “shareholder of record” with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or similar organization (collectively, Broker), then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct your Broker how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. At the close of business on the Record Date, there were 8,535,186 shares of common stock issued and outstanding.

How to Vote if you are a Shareholder of Record

If you are a shareholder of record and you have received a printed set of the proxy materials by mail, we encourage you to fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. If you are a shareholder of record and participate in the Annual Meeting, you may, if you desire, revoke your proxy in accordance with the procedures described in this Proxy Statement and vote your shares during the meeting. Please note that your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

How to Give Voting Instructions if you are a Beneficial Owner of Shares held in Street Name

If you are a beneficial owner of shares held in street name, you are considered the beneficial owner of the shares, and your shares may be voted at the Annual Meeting only by the Broker that holds your shares. To instruct your Broker how your shares are to be voted at the Annual Meeting, you will need to follow the instructions provided by the Broker that holds your shares. Many Brokers offer the option of submitting voting instructions over the Internet or by telephone. You are also welcome to participate in the Annual Meeting, but you will need to follow the instructions provided to you by your Broker. Please note that if you are a beneficial owner of our shares, you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information. If you wish to revoke your proxy any time before the Annual Meeting you should contact your Broker to find out how to change or revoke your voting instructions.

If you hold your shares in street name through a brokerage account and you do not submit instructions to your Broker about how your shares are to be voted, one of two things can happen depending on the type of proposal. If the proposal involves a “routine” matter, such as ratification of the appointment of the independent registered public accounting firm, then the rules of the New York Stock Exchange provide Brokers discretionary power to vote your shares even if you do not provide instructions. If, however, the proposal involves a “non-routine” matter, such as the proposals to elect directors and approve Say-on-Pay, then Brokers are not permitted to vote your shares without instruction from you. If you do not submit voting instructions to your Broker and your Broker exercises its discretion to vote your shares on Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026, your shares will constitute broker “non-votes” on each of the other proposals at the Annual Meeting. Therefore, it is important that you provide instructions to your Broker if your shares are held by a Broker so that your votes with respect to election of directors and Say-on-Pay are counted.

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Quorum and Voting Information

The presence at the Annual Meeting of a majority of the shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the seven nominees for director receiving a plurality of the votes cast for director will be elected as directors of Onity. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting. You may vote in favor of or withhold authority to vote for one or more nominees for director. For Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 and Proposal Three to approve Say-on-Pay, the proposal will be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote in favor of the action exceed the votes cast opposing the action. Because Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 and Proposal Three to approve Say-on-Pay are advisory in nature, there is no specific requirement for approval for these proposals. It will be up to the Audit Committee with respect to Proposal Two and the Compensation and Human Capital Committee with respect to Proposal Three, as well as the Board of Directors, to determine whether and how to implement the advisory votes on the ratification of the appointment of our independent registered public accounting firm and Say-on-Pay.

Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present. For Proposal One on the election of directors, a “withhold vote” will not be counted in determining the vote’s outcome, because the candidates who receive the highest number of “for” votes are elected, and candidates only need a single “for” vote to be elected. Abstentions will not be counted as votes cast with respect to Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026 or Proposal Three to approve Say-on-Pay and therefore will not be counted in determining the outcome of those proposals presented for your vote. If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast with respect to Proposal One on the election of directors or Proposal Three to approve Say-on-Pay and therefore will not be counted in determining the outcome of those proposals presented for your vote.

Annual Meeting Participation

Our experience conducting virtual-format shareholder meetings over the past six years has demonstrated that virtual meetings allow far more shareholders to participate online than would be able to travel to the meeting to attend in person. Accordingly, we will again be hosting our Annual Meeting via live audiocast on the Internet at www.virtualshareholdermeeting.com/ONIT2026. You will not be able to attend the Annual Meeting physically in person. Our shareholders will be afforded the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of shareholders.

Shareholders of record will be able to vote and ask questions online during the meeting. If you would like to attend the virtual Annual Meeting and you have your control number, please go to www.virtualshareholdermeeting.com/ONIT2026 15 minutes prior to the start of the meeting to log in. Please note that if you do not have your control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting. For shareholders who hold shares in street name, if you came through your brokerage firm’s website and do not have your control number, you can gain access to the meeting by logging into your brokerage firm’s website site 15 minutes prior to the meeting start, selecting the shareholder communications mailbox to link through to the meeting and the control number will automatically populate. Please note that if you are a beneficial owner of our shares you may not be able to vote your shares at the Annual Meeting unless you have obtained a legal proxy from your Broker. Please contact your Broker for further information.

After the Annual Meeting, we will spend up to 15 minutes answering shareholder questions that comply with the meeting rules of conduct, which will be posted on the website above prior to the Annual Meeting. To the extent time doesn’t allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at http://www.onitygroup.com in the Shareholder Relations section, soon after the meeting and the answers will remain available until one week after posting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

For technical assistance when logging into the virtual Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International).

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology and address matters that are, to different degrees, uncertain. Because forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially, readers should not place undue reliance on such statements. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include those described in Onity’s reports and filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025 and any current and quarterly reports since such date. Anyone wishing to understand Onity’s business should review our SEC filings. Onity’s forward-looking statements speak only as of the date they are made and we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Onity may post information that is important to investors on our website.

Important factors that could cause actual results to differ include, but are not limited to, the risks discussed above and the following:

●	the potential for ongoing disruption in the financial markets and in commercial activity generally related to changes in monetary and fiscal policy, United States (U.S.) political developments, geopolitical events and other sources of instability;
●	the impacts of inflation, employment disruption, and other financial difficulties facing our borrowers;
●	whether, and if so, when and under what conditions we will receive regulatory approval to close our announced transaction with Finance of America Reverse LLC, and the resulting impact on our operations reputation, and financial results, including as a result of factors such as the amount of assets transferred at closing, the nature and amount of post-closing adjustments, and future payments related to indemnification obligations;
●	the amount of common stock that we may repurchase under our announced stock repurchase program, the timing of such repurchases, and the long-term impact, if any, of repurchases on the trading price of our stock or our financial condition;
●	the impact of rebranding PHH Mortgage Corporation to Onity Mortgage Corporation (OMC) and its impact on our business and third parties’ perception of us;
●	our ability to maintain and increase market share in our target markets, including in forward and reverse servicing, and our ability to compete against larger more conservatively capitalized companies, or privately funded companies with different profit objectives;
●	breach or failure of Onity’s, our contractual counterparties’, or our vendors’ information technology or other security systems or privacy protections, including any failure to protect customers’ data, resulting in disruption to our operations, loss of income, reputational damage, costly litigation and regulatory penalties;
●	our reliance on our technology vendors to adequately maintain and support our systems, including our servicing systems, loan originations and financial reporting systems, and uncertainty relating to our ability to transition to alternative vendors, if necessary, without incurring significant cost or disruption to our operations;
●	our ability to interpret correctly and comply with current or future liquidity, net worth and other financial and other requirements of regulators, the Federal National Mortgage Association (Fannie Mae), and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), and the Government National Mortgage Association (Ginnie Mae), as well as those set forth in our debt and other agreements
●	our ability to repay, renew and extend our other borrowings, borrow additional amounts as and when required, meet our mortgage servicing rights (MSR) or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them;

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●	the extent to which our strategic transactions and enterprise sales initiatives will generate additional subservicing volume and result in increased profitability;
●	the impact of non-renewal by Rithm Capital Corp. (Rithm) of its subservicing agreements with us effective January 31, 2026, including the timing for servicing transfer, the extent to which we will restructure our operations and support functions and the timing for doing so, and our ability to offset reduced subservicing income with other income-generating activities;
●	uncertainty related to the extent to which MSR Asset Vehicle LLC will exercise its rights to sell MSRs which are presently subserviced by Onity’s subsidiary, OMC, and the impact to our subservicing portfolio;
●	our ability to identify, enter into and close additional strategic transactions, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so;
●	our ability to efficiently integrate the operations and assets of acquired businesses and to retain their employees and customers over time;
●	the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, future draws on existing reverse loans, and Home Equity Conversion Mortgage (HECM) and forward loan buyouts and put-backs;
●	uncertainty related to the ability of third party obligors and financing sources to fund servicing advances on a timely basis on loans serviced by us;
●	increased servicing costs and reduced or delayed servicing income due to rising borrower delinquency levels, forbearance plans, moratoria on evictions and delays in foreclosure proceedings;
●	the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates;
●	our ability to continue to collect certain expedited payment or convenience fees and potential liability for charging such fees;
●	an increase in severe weather or natural disaster events resulting in costly disruptions to our operations and increased servicing costs due to property damage;
●	our ability to successfully modify delinquent loans, manage foreclosures and maintain and sell foreclosed properties;
●	adverse effects on our business related to past, present or future claims, litigation, cease and desist orders and investigations relating to our business practices, including those brought by private parties and state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD);
●	scrutiny of our compliance with COVID-19-related and post-pandemic-related rules and regulations, including requirements instituted by state governments, the GSEs, Ginnie Mae and regulators;
●	the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae, to our regulatory engagements and litigation matters;
●	any adverse developments in existing legal proceedings or the initiation of new legal proceedings;
●	our ability to efficiently manage our regulatory and contractual compliance obligations and fully comply with all applicable requirements, and the costs of doing so;
●	uncertainty related to changes in legislation, regulations, government programs and policies, industry initiatives, best servicing and lending practices, and media scrutiny of our business and industry;
●	the extent to which changes in, or in the interpretation of, laws or regulations may require us to modify our business practices and expose us to increased expense, regulatory engagement and litigation risk, including with respect to the collection of expedited payment, or convenience, fees;
●	our ability to comply with our servicing agreements, including our ability to comply with our agreements with the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them;
●	our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings;
●	uncertainty related to the actions of loan owners and guarantors, including mortgage-backed securities investors, the GSEs, Ginnie Mae and trustees regarding loan put-backs, penalties and legal actions;
●	uncertainty related to the GSEs substantially curtailing or ceasing to purchase our conforming loan originations or the Federal Housing Administration (FHA) of the HUD, Department of Veterans Affairs (VA) or United States Department of Agriculture (USDA) ceasing to provide insurance;
●	our ability to recruit and retain senior managers and key employees;
●	increased compensation and benefits expense as a result of rising inflation and labor market trends;
●	uncertainty related to our reserves, valuations, provisions and anticipated realization of assets;
●	our ability to effectively manage our exposure to interest rate changes and foreign exchange fluctuations;
●	our ability to effectively transform our operations in response to changing business needs, including our ability to do so without unanticipated adverse tax consequences;
●	political or economic stability in the foreign countries in which we operate; and
●	our ability to maintain positive relationships with our large shareholders and obtain their support for management proposals requiring shareholder approval.

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ELECTION OF DIRECTORS

(Proposal One)

Our Bylaws provide that our Board of Directors shall consist of no less than three and no more than eleven members with the exact number to be fixed by our Board of Directors. Effective December 29, 2025, our Board of Directors fixed the number of directors at nine. Following the announced retirement of our directors DeForest B. Soaries, Jr. and Jenne Britell, which will occur immediately prior to the commencement of the 2026 Annual Meeting of Shareholders, the size of the Board will be fixed at seven directors.

As further described below under “Board of Directors and Corporate Governance” and, in particular, under “Annual Board Assessment” and “Director Nomination Process,” it is the responsibility of the Nomination/Governance Committee and the Board to periodically review Board size and composition and, if deemed appropriate, to make changes that the Board believes will best position the Board to enhance our ability to create value for shareholders and address changes in the market and business environment in which we operate.

Our Board of Directors provided guidance and oversight to the Onity Group leadership team, enabling strong execution of our strategic priorities that delivered record results and shareholder value.

Following a complex, multi-year transformation, we took strategic actions to simplify our business and strengthen the Company to position us for accelerated growth and higher shareholder returns in the years ahead.

To remain competitive and maintain our industry-leading, low-cost infrastructure, we continued to invest in talent and advanced technologies, supported by AI, to deliver superior outcomes for our clients and other stakeholders. Our strong financial performance, coupled with increased outreach to the investment community, led to a higher market valuation relative to our peers. Onity Group’s five-year total shareholder return grew 58% while our industry peer group increased 45%.(1)

In 2025, our balanced mortgage servicing and originations business delivered our highest net income and diluted EPS since 2013 amid a volatile macroeconomic backdrop that included several government actions late in the year that created challenges for the mortgage industry.

Highlights of our accomplishments for 2025 as compared to 2024 follow.

●	We significantly increased our book value by $17 to $74 per share, resulting from delivering sustained growth and profitability that enabled the significant partial release of a $120 million deferred tax valuation allowance. For full year 2025, we delivered $189.5 million in net income, the highest in more than a decade, and a 35% return on equity.

●	We announced a $10 million share repurchase program to offset dilution from shares issued for compensation and to help stabilize our shares in periods of increased market volatility.

●	To simplify our business, we entered into an agreement (subject to regulatory approval) to sell our reverse mortgage originations platform and MSRs to Finance of America Reverse LLC and entered into a long-term subservicing agreement. The proceeds from the sale will provide additional financial flexibility to invest in higher growth assets to accelerate our growth trajectory. We also announced the exit of a low margin legacy subservicing portfolio that we expect to begin transferring in the first half of 2026. In addition, we settled our remaining outstanding warrants to eliminate related dilution risk.

●	To strengthen our balance sheet and create additional flexibility, in early 2026 we opportunistically accessed the high-yield debt market to borrow an additional $200 million, enabling us to pay down mark-to-market MSR debt to reduce risk and lower borrowing costs.

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●	We achieved record originations volume, up 42% versus the industry growth rate of 18%, and our refinance recapture rate was 1.5 times the industry average(2) Our investments in recent years led to a sharper customer focus, improved analytics and targeted marketing initiatives that drove these results.

●	Our servicing portfolio grew 9% to more than $328 billion UPB. We added $85 billion in total servicing additions, including $45 billion in subservicing additions (with $12 billion of the additions related to sales of MSRs with subservicing retained). Our average owned MSR growth increased 15.6%, outpacing the 2% growth for the industry,(3) and we continued to maintain an effective hedge, providing stability to our results in volatile markets. Our servicing excellence has been recognized by Freddie Mac’s SHARPSM and Fannie Mae’s STARTM awards and is reflected in HUD’s Tier 1 ranking.

●	On March 23, 2026, Onity rebranded PHH Mortgage to Onity Mortgage, unifying our branding for clients, business partners and shareholders.

●	Importantly, our Board continued to fulfill its important legal and regulatory oversight and continues to maintain a strong risk and control environment.

(1) See “Executive Compensation - Compensation Discussion and Analysis - Role of the Compensation Committee,” below, for discussion of Onity’s peer group and five-year total shareholder return.

(2) Industry year-over-year growth rate is based on average of January 2026 MBA Mortgage Finance Forecast and January 2026 FNMA Housing Forecast. Industry recapture rate statistic is based on Onity fiscal year 2025 average rate and December 2025 ICE Mortgage Monitor report of industry averages at first, second and third quarters 2025.

(3) Servicing industry growth is based on year-end mortgage debt outstanding for fiscal year 2025 and fiscal year 2024 as reported in January 2026 MBA Mortgage Finance Forecast.

The Board recognizes the importance of supporting the work of our deeply committed and experienced leadership team to build a company with a strong mission-driven culture, a brand that stands for delivering excellence to its customers, and the financial strength to sustain long-term profitability as the Company continues to create value for our customers, shareholders, and other stakeholders.

To put the Company in the best position to execute on these initiatives, the Nomination/Governance Committee and the Board evaluate on an ongoing basis the skillsets and experiential perspectives of our directors as well as individuals recommended as potential nominees. Consistent with our Board Diversity Policy and our Corporate Governance Guidelines, the Board has identified a set of director nominees with individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will best serve the Company’s strategic and governance needs.

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The following provides additional information about the attributes of our nominees for the Board of Directors:

Onity Group Inc.
Board of Directors Skills and Experiences(1)
	Glen A. Messina	Alan J. Bowers	Jacques J. Busquet	Claudia J. Merkle	Dawn C. Morris	Kevin Stein	Robert S. Welborn III
Public Company Board Experience	✔	✔		✔	✔	✔	✔
Served as a Chief Executive Officer or Head of Comparably Sized Organization	✔	✔	✔	✔		✔
Financial Services Industry Experience	✔	✔	✔	✔	✔	✔	✔
Audit Committee Financial Expert	✔	✔	✔	✔		✔
Regulatory Compliance and Risk Management Experience	✔	✔	✔	✔	✔	✔	✔
Mortgage Servicing, Lending, or Community Housing Organization Experience	✔	✔		✔		✔
Technology, Digital Marketing, or Data Analytics Expertise					✔		✔

(1) Includes outside managerial and director experience only (i.e., does not include Onity-based experience)

Nominees for Director

Our Board of Directors, upon the recommendation of the Nomination/Governance Committee, is proposing the seven nominees listed below for election as directors at the Annual Meeting. All nominees currently serve as our directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

Each of the nominees listed below has consented to being named in this proxy statement and to serving as a director, if elected. If any nominee is unable to or will not stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee recommended by our Board of Directors or the Board of Directors may reduce the number of directors constituting the Board. As of the date of this proxy statement, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as a director if elected.

All of the Company’s incumbent directors have previously been elected by our shareholders, other than Robert S. Welborn, who was appointed by our Board to serve as a director effective October 1, 2025, and Dawn C. Morris, who was appointed by our Board to serve as a director effective January 1, 2026. Our Board, upon the recommendation of the Nomination/Governance Committee, approved Mr. Welborn as a director nominee due to his expertise in technology and data analytics and experience in public company governance and finance, and Ms. Morris, as a director nominee due to her public company, executive, digital and marketing experience. Mr. Welborn and Ms. Morris were each identified as a potential director nominee by executive search firm Heidrick & Struggles.

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The following sets forth certain information concerning our director nominees, including his or her principal occupation for at least the last five years, additional biographical information and specific qualifications of each director:

Glen A. Messina

Mr. Messina has served as Chair of the Board of Directors since January 2023 and as President and Chief Executive Officer and a director of Onity since October 2018. He previously served as the President and Chief Executive Officer of PHH Corporation (PHH Corp.) from January 2012 to June 2017 and Chief Operating Officer of PHH Corp. from July 2011 to December 2011. Mr. Messina also served as a director of PHH Corp. from January 2012 to June 2017 and as a consultant to PHH Corp. through March 2018. Prior to joining PHH Corp., Mr. Messina spent 17 years at General Electric Company (GE), most recently as Chief Executive Officer of GE Chemical and Monitoring Solutions, a global water and process specialty chemicals services business.

Mr. Messina was selected to serve on our Board of Directors because of his extensive operational and leadership experience, including his service as both our President and Chief Executive Officer and his service as a director and the President and Chief Executive Officer of PHH Corp.

Alan J. Bowers

Mr. Bowers has served as a director of Onity since May 2015. From March 2023 through September 2024, Mr. Bowers served as a director of Selina Hospitality PLC (formerly Nasdaq GS: SLNA) as well as Chair of the Audit Committee and a member of the Finance & Capital Allocation Committee. From December 2021 to September 2025, Mr. Bowers served as a Director, the Audit & Finance Committee Chair and a member of the Compensation Committee of CWT Travel Holdings, Inc., a private business-to-business-for-employees (B2B4E) travel management platform. Mr. Bowers also previously served as a Director of Walker & Dunlop, Inc. (NYSE:WD), a commercial real estate finance company, from December 2010 until May, 2022, served as its Lead Director, and served on its Nominating and Corporate Governance Committee and as Chair of its Audit Committee. Mr. Bowers also served on the board and as Audit Committee Chair of CorePoint Lodging Inc., a publicly traded lodging REIT, from April 2018 until March 2022, when the company became a privately held company in a merger transaction. From July 2013 to May 2018, Mr. Bowers served as a Director of hotel chain La Quinta Inns & Suites (NYSE:LQ). Mr. Bowers’ additional prior roles include serving as a Director of American Achievement Corp., a privately-held manufacturer and distributor of graduation products, President, Chief Executive Officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, President, Chief Executive Officer and a board member of MarketSource Corporation, a marketing and sales support service firm and President, Chief Executive Officer and a board member of MBL Life Assurance Corporation, a life insurance company. Mr. Bowers also previously served on the boards and as Audit Committee Chair of Refrigerated Holdings, Inc., Roadlink Inc., and Fastfrate Holdings, Inc., each a transportation and logistics firm. Mr. Bowers has been a Certified Public Accountant since 1978, with experience including 17 years at Coopers & Lybrand, L.L.P. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Master of Business Administration from St. John’s University.

Mr. Bowers was selected to serve as a member of our Board of Directors because he brings to our Board over thirty years of experience in accounting and executive management, including experience on the audit committees of private companies and Securities and Exchange Commission registrants. Mr. Bowers’ accounting expertise and diverse corporate management experience are assets to our Board.

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Jacques J. Busquet

Mr. Busquet has served as a director of Onity since January 2016. Mr. Busquet was formerly Chief Risk Officer and Managing Director of Natixis North America LLC and a member of the Executive Committee from April 2008 to February 2015. Prior to that, Mr. Busquet was Executive Vice President and member of the Executive Committee of Canyon Americas (formerly Credit Lyonnais Americas) in charge of Risks, Compliance, Legal, Regulatory Affairs and Asset Recovery. Since 2021, Mr. Busquet has served as a director of Mizuho Securities USA, the US broker dealer of the Mizuho Financial Group, and a director of Mizuho Bank USA, a FDIC-regulated bank 100% owned by the Mizuho Financial Group. Since July 2016, Mr. Busquet has served as a director of Mizuho Americas LLC, the US Bank Holding Company of Mizuho Financial Group, Inc. Since 2005, Mr. Busquet has served as a director of Prolitec Inc., a privately-held commercial air scenting company. Since September 2023, Mr. Busquet has served as a Trustee of Old Westbury Gardens, a not-for-profit organization, and is a Member of the Finance Committee. Mr. Busquet has previously served as a trustee of the Institute of International Bankers, and of the African Wildlife Foundation, which he also served as Audit Committee Chair. Mr. Busquet has a Master of Business Administration in Finance from each of The Wharton School of the University of Pennsylvania and Hautes Études Commercialese (HEC), Paris.

Mr. Busquet was selected to serve as a member of our Board of Directors because with his broad experience as an officer in charge of risks in his prior positions, Mr. Busquet brings to our Board valuable insight into risk management and compliance issues. His experience working in financial institutions provides him with a deep understanding of the financial services industry. We also benefit from his corporate management experience.

Claudia J. Merkle

Ms. Merkle has served as a director of Onity since April 2024. Ms. Merkle is the former Chief Executive Officer of NMI Holdings, Inc. (Nasdaq:NMIH, “NMI”), a publicly traded private mortgage insurer and the parent company of National Mortgage Insurance Corporation. Ms. Merkle held the position of Chief Executive Officer from January 2019 through her retirement in December 2021. From 2019 through her departure in 2021, Ms. Merkle also served on NMI’s Board of Directors. Prior to serving as Chief Executive Officer, Ms. Merkle held multiple executive leadership positions at NMI after joining the company in May 2012, including President; Chief Operating Officer; Executive Vice President, Chief of Insurance Operations; and Senior Vice President, Underwriting Fulfillment and Risk Operations. Ms. Merkle also currently serves as an Advisory Board member of HomeLend Inc., a technology and operational platform that facilitates direct purchase and sale of mortgage loans.

Ms. Merkle was selected to serve as a member of our Board of Directors due to her deep public company experience and significant industry knowledge spanning risk management and technology innovation in sales and operations as well as emerging corporate governance issues.

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Dawn C. Morris

Ms. Morris has served as a director of Onity since January 2026. Ms. Morris is the Founder and CEO of Growth Partners Group, LLC, a strategic consulting firm that serves clients in strategic business transformation and innovation. Ms. Morris was an Army Captain in the 530th Supply and Service Battalion after graduating from the United States Military Academy at West Point with a Bachelor of Science in International Relations in 1990. From September 2018 to January 2020, she was the Chief Digital and Marketing Officer at First Horizon National Corporation and has also served in management and marketing positions with RBC Bank, RBS Citizens Financial Group, Inc. and Webster Bank. Since April 2021, Ms. Morris has served on the board of directors of America’s Car-Mart, Inc. (Nasdaq: CRMT) and since May 2023 she has served on the board of directors of First Financial Bancorp. (Nasdaq: FFBC). Since January 2025, Ms. Morris has also served on the board of directors of Skycrest Roof Co., a residential roofing platform in the portfolio of Shore Capital Partners, a private equity firm. Previously Ms. Morris served on the boards of The Hartford Stage, the Girl Scouts of Connecticut, and the Governor’s Partnership of Connecticut.

Ms. Morris was selected to serve as a member of our Board of Directors due to her public company, executive, digital and marketing experience.

Kevin Stein

Mr. Stein has served as Lead Independent Director since January 2023 and as a director of Onity since February 2019. Since January 2024, Mr. Stein has been Managing Director of Klaros Capital, a division of advisory and investment firm Klaros Group. In addition, in April 2025, he joined the investment committee of Theorem Partners LLC, a wholly owned registered investment advisory subsidiary of Pagaya Technologies Ltd (Nasdaq:PGY, Pagaya). From June 2022 through December 2023, he served as an independent consultant. From December 2020 through its merger with Pagaya in 2022, Mr. Stein served as Chief Executive Officer and a director of EJF Acquisition Corp. From July 2018 through July 2022, he also served as Senior Managing Director at EJF Capital, LLC. In addition, from March 2016 through December 2019, Mr. Stein served with KCK US, Inc., a family-controlled private equity firm. Mr. Stein was previously a Managing Director in the Financial Institutions Group of Barclays, a Partner and Group Head of Depository Investment Banking at FBR & Co., a member of the leadership team of GreenPoint Financial Corporation, a bank holding company, and an Associate Director of the Federal Deposit Insurance Corporation (FDIC). Mr. Stein has served as a director of Dime Community Bancshares, Inc. (Nasdaq:DCOM) since 2017. He also served as a director of Pagaya from August 2022 through September 2023 and as a director of PHH Corp. from June 2017 until its acquisition by Onity in October 2018. Mr. Stein received his undergraduate degree from Syracuse University and his Master of Business Administration from Carnegie Mellon University.

Mr. Stein was selected to serve as a member of our Board of Directors due to his knowledge regarding the financial services industry and his mortgage servicing experience, including his prior service as a director of PHH Corp.

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Robert S. Welborn III

Mr. Welborn has served as a director of Onity since October 2025. Mr. Welborn is self-employed as a marketing technology consultant. Since October 2021, he has served as a director of NOV Inc. (NYSE:NOV), an equipment and technology provider to the global energy industry. From November 2020 through August 2024, Mr. Welborn served as the Head of Data Science for Meta Inc. Prior to that, he was the Head of Programs Data Science, Small Business Group for Meta Inc. Before joining Meta Inc. in 2020, he held various positions within General Motors Company between 2018 and 2020, including Global Chief Data and Analytics Officer. Between 2009 and 2017, Mr. Welborn served in several positions of increasing responsibility at USAA, including Chief Data Scientist. Mr. Welborn holds a Bachelor of Science in Engineering from Texas A&M University and a Master of Business Administration from the University of California, San Diego.

Mr. Welborn was selected to serve as a member of our Board of Directors due to his expertise in technology and data analytics and experience in public company governance and finance.

Retiring Directors

The following sets forth certain information concerning our current directors who will be retiring effective immediately prior to the commencement of the 2026 Annual Meeting of Shareholders.

Jenne K. Britell	Dr. Britell has served as a director of Onity since February 2019. Dr. Britell served as a director of United Rentals, Inc. (NYSE:URI) from 2006 to 2019, including as its non-executive Chair from 2008 to 2019. Dr. Britell also served as a director of Quest Diagnostics Inc. (NYSE:DGX), including as a member of its Audit and Finance Committee, from 2005 to 2019. From 2000 through 2017, Dr. Britell served as a director of Crown Holdings, Inc. (NYSE:CCK), including as Chair of the Audit Committee. Previously, Dr. Britell served as Chair and Chief Executive Officer of Structured Ventures, Inc., advisors to U.S. and multinational companies, and as a senior executive of GE Capital, including as the Executive Vice President of Global Consumer Finance and President of Global Commercial and Mortgage Banking. Before joining GE Capital, she held significant management positions with Dime Bancorp, Inc., HomePower, Inc., Citicorp and Republic New York Corporation. Earlier, she was the founding Chair and Chief Executive Officer of the Polish-American Mortgage Bank. Dr. Britell’s extensive prior board service also includes serving as Lead Director for Aames Investment Corp., as a trustee for the Teachers Insurance and Annuity Association (TIAA-CREF), and as a director for Lincoln National Corp., in addition to numerous civic and philanthropic boards. Dr. Britell received a Ph.D. and a master’s degree in business administration from Columbia University and received a master’s degree and an undergraduate degree from Harvard University.

DeForest B. Soaries, Jr.

Dr. Soaries has served as a director of Onity since January 2015. Dr. Soaries served as Pastor Emeritus at First Baptist Church of Lincoln Gardens until 2023 and Senior Pastor from 1990 through 2021. He formerly served as New Jersey Secretary of State from 1999 to 2002 and as Chair of the United States Election Assistance Commission from 2004 to 2005. He currently serves as an independent director at Independence Realty Trust, a publicly traded real estate investment trust, a position he has held since February 2011, and is Chair of the Compensation Committee. Dr. Soaries also served as an independent director of the Federal Home Loan Bank of New York from January 2009 through December 31, 2023, where he was the Vice Chair of the Compensation and Human Resources Committee and also served as a member of the Affordable Housing, Governance and Executive Committees. He also previously served as a director of New Era Bank. Dr. Soaries earned a Bachelor of Arts from Fordham University, a Master of Divinity from Princeton Theological Seminary and a Doctor of Ministry from United Theological Seminary.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Each director is expected to dedicate sufficient time, energy and attention to ensure diligent performance of his or her duties, including by attending annual meetings of the shareholders of the Company, and meetings of the Board and Committees of which he or she is a member.

Our Board of Directors held 12 meetings and acted by unanimous written consent six times in 2025. Each incumbent director who served as a director during 2025 attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all Board committees on which he or she served during 2025 (held during the period that such director served). Directors are expected to attend the annual meeting of shareholders (including via electronic participation) and a director who is unable to attend is expected to notify the Company Secretary in advance of such meeting. Our virtual 2025 Annual Meeting of Shareholders was attended by all seven directors who were serving on our Board at such time.

Board Observers

Prior to September 2025, Jason Keller and Dante Quazzo, who serve in management roles with Oaktree, served as designated observers on Onity’s Board pursuant to a contractual agreement. The observers were entitled to attend all meetings of the Board of Directors and its committees and review all information presented to them with limited exceptions, including discussions and presentations with respect to which the presence of the observers could jeopardize attorney-client privilege. Oaktree is no longer entitled to Board observer rights after Oaktree’s ownership of our common stock fell below a designated threshold. See “Business Relationships and Related Transactions – Relationship with Oaktree”, below.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Board of Directors must be independent in accordance with the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee and the Board of Directors review independence upon appointment and annually review the direct and indirect relationships that each director has with Onity based in part on responses provided by our directors to a questionnaire that incorporates the independence standards established by the New York Stock Exchange. Only those directors who satisfy the independence standards and who are determined by our Board of Directors to have no material relationship with Onity (either directly or as a partner, shareholder or officer of an organization that has a relationship with Onity) are considered independent. Following the Nomination/Governance Committee’s review and findings, the Nomination/Governance Committee and our Board of Directors have affirmatively determined that Mmes. Merkle and Morris, Messrs. Bowers, Busquet, Stein and Welborn, and Drs. Britell and Soaries are independent directors.

Annual Board Evaluation

Our Corporate Governance Guidelines and Nomination/Governance Committee Charter provide that the Nomination/Governance Committee will oversee an annual self-assessment of the performance of the Board of Directors as a whole and the performance of each committee of the Board of Directors. The evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions and to identify opportunities for improving their operations and procedures. Our 2025 performance self-assessments were conducted in the first quarter of 2026.

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Board Leadership Structure

Our Board of Directors does not believe that it is in the best interests of the Company and our shareholders to mandate the separation of the offices of Chair of the Board of Directors and Chief Executive Officer. Rather, our Board of Directors retains the discretion to make determinations on this matter from time to time as may be in the best interests of the Company and our shareholders.

The Board of Directors currently believes that combining the positions of Chief Executive Officer and Chair of the Board of Directors, together with the appointment of a Lead Independent Director, is the best structure to fit the Company’s needs at this time and helps provide strong and consistent leadership for the management team and the Board. The Board believes that Mr. Messina’s knowledge and background with the Company, deep industry experience, demonstrated leadership capability and track record of delivering results benefits Onity’s shareholders, customers and employees uniquely positions him to lead the Board and continue to oversee the Company’s strategic initiatives. As Chair of the Board, Mr. Messina leads the Board of Directors and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making. In his capacity as President and Chief Executive Officer, Mr. Messina continues to be responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board.

In January 2023, the Board appointed Mr. Stein as Lead Independent Director. In this role, Mr. Stein is responsible for leading the Board’s independent oversight function and for addressing any corporate governance considerations arising from the service of the same individual as Chair and Chief Executive Officer. Mr. Stein presides at all executive sessions of the independent directors and serves as principal liaison between the Chair and the independent directors, meeting regularly with the Chair to exchange feedback and discuss critical issues. In addition, he works to optimize Board performance by fostering a climate of constructive candor in which diverse viewpoints are heard and frank and thoughtful discussion occurs.

The duties of the Lead Independent Director are further set forth in a charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.”

Committees of the Board of Directors

Our Board of Directors has the following standing committees: an Audit Committee, a Compensation and Human Capital Committee, a Nomination/Governance Committee, a Risk and Compliance Committee, and an Executive Committee. The table below lists the current members of each of these committees. A brief description of each committee is provided below the table.

Name	Age(1)	Director Since	Audit Committee	Compensation and Human Capital Committee	Nomination/ Governance Committee	Risk and Compliance Committee	Executive Committee
Alan J. Bowers	71	2015	X(2)			X
Jacques J. Busquet	77	2016	X	X(2)		X	X
Jenne K. Britell (3)	83	2019	X		X
Claudia J. Merkle	67	2024		X	X(2)
Dawn C. Morris	58	2026	X		X
Glen A. Messina	64	2018					X(2)
DeForest B. Soaries, Jr.(3)	74	2015			X
Kevin Stein	64	2019		X		X(2)	X
Robert S. Welborn III	53	2025			X	X

(1)	As of April 14, 2026
(2)	Committee Chair
(3)	Retiring Director

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Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, and reviews and advises our Board of Directors with respect to matters involving accounting, auditing, and financial reporting, among other things. Audit Committee oversight also includes the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls. The Audit Committee also provides oversight of the internal audit function and is responsible for ensuring the Company has appropriate procedures in place for the receipt and review of confidential and anonymous reports of questionable accounting or auditing matters. Additionally, the Audit Committee reviews the scope and results of the annual audit conducted by the independent registered public accounting firm.

The current members of the Audit Committee are Messrs. Bowers (Chair) and Busquet, Dr. Britell and Ms. Morris. Each member of our Audit Committee (i) is independent as independence for audit committee members is defined in the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, (ii) is financially literate, and (iii) possesses accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. Messrs. Bowers and Busquet and Dr. Britell qualify as audit committee financial experts, as such term is defined in the applicable rules of the Securities and Exchange Commission. No current member of the Audit Committee serves on the audit committee of more than three other public companies.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Audit Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met ten times in 2025.

Compensation and Human Capital Committee. The Compensation and Human Capital Committee (Compensation Committee) of our Board of Directors oversees our compensation and employee benefit plans and practices as well as the Company’s human capital initiatives and executive management development, evaluation, retention and succession planning. In furtherance thereof, the Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including the President and Chief Executive Officer, evaluates our executive officers’ performance in light of those goals and objectives and approves our executive officers’ compensation based on their evaluations. In addition, the Compensation Committee oversees the review and approval of awards made to our non-executive officer employees that participate in our cash and equity incentive programs. The Compensation Committee is empowered to review and to administer awards under the 2007 Equity Incentive Plan, under which no new awards may be granted but previously granted awards remain outstanding, the 2017 Performance Incentive Plan, under which no new awards may be granted but previously granted awards remain outstanding, and the 2021 Equity Incentive Plan, as amended (the 2021 Plan). The Compensation Committee has the authority to retain, at the Company’s expense, compensation consultants, independent counsel or other advisers as it deems necessary in connection with its responsibilities. The Compensation Committee may form and delegate authority to subcommittees when it deems it to be appropriate. The role of the Compensation Committee and our processes and procedures for the consideration and determination of executive and director compensation are described in more detail below under “Board of Directors Compensation” and “Compensation Discussion and Analysis,” respectively.

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The current members of the Compensation Committee are Messrs. Busquet (Chair) and Stein and Ms. Merkle. Each of these directors is independent as independence for Compensation Committee members is defined in the listing standards of the New York Stock Exchange. In addition, each member of the Compensation Committee also qualifies as a “non-employee” director as defined in Rule 16b-3 of the Securities and Exchange Commission.

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Compensation Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met seven times in 2025.

Compensation Committee Interlocks and Insider Participation. Mr. Busquet, Ms. Merkle, and Mr. Stein served as members of the Compensation Committee during 2025. None of such members were, at any time during the 2025 fiscal year or at any previous time, an officer or employee of the Company. None of our executive officers have served on the Board of Directors or Compensation Committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2025 fiscal year. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K.

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of candidates to serve as Directors and Committee members for our Board of Directors, advises our Board of Directors with respect to director composition, procedures and committees, recommends a set of corporate governance principles to our Board and oversees the evaluation of our Board of Directors and our management.

The current members of the Nomination/Governance Committee are Ms. Merkle (Chair), Drs. Soaries and Britell, Ms. Morris and Mr. Welborn. Each of these directors is independent as defined in the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Nomination/Governance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met six times in 2025.

Risk and Compliance Committee. The Risk and Compliance Committee of our Board of Directors provides assistance to the Board of Directors with (i) review of risks that could affect the ability of the Company to achieve its strategies and preserve its assets, (ii) oversight of an enterprise risk management infrastructure to identify, measure, monitor and report on the risks the Company faces, (iii) oversight of our compliance function, including our compliance management system and information security/privacy programs, and (iv) oversight of our compliance with applicable laws, rules and regulations governing our consumer-oriented businesses, including Federal consumer financial laws and applicable state laws. The Risk and Compliance Committee also provides assistance to the Board of Directors with the review, approval and oversight of related party transactions pursuant to our Related Party Transactions Approval Policy.

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The current members of the Risk and Compliance Committee are Messrs. Stein (Chair), Bowers, Busquet, and Welborn, all of whom are independent directors as defined in the listing standards of the New York Stock Exchange.

Our Risk and Compliance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” The Risk and Compliance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter will be amended and the revised version posted on our website. This Committee met five times in 2025.

From time to time, when requested by the Board of Directors, the Risk and Compliance Committee provides oversight of the Company’s exploration of potential business combinations and other transformative transactions.

Executive Committee. Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors, if necessary. The current members of the Executive Committee are Mr. Messina (Chair) and Messrs. Busquet and Stein.

Other Committees. Our Board of Directors has the authority to form additional standing or temporary committees, and delegate appropriate authority to such committees if and when the Board determines that it is advisable to do so. In addition, the Board may, from time to time, determine that a standing committee should be dissolved or re-organized in order to more efficiently serve the Company’s corporate governance needs.

Director Nomination Process

The Nomination/Governance Committee regularly assesses the appropriate size and composition of the Board of Directors, including whether any vacancies on the Board of Directors are anticipated. If vacancies are anticipated, various potential candidates for director are identified. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, shareholders or industry sources.

Effective December 29, 2025, the size of the Board of Directors was set at nine directors. Following the announced retirement of our directors DeForest B. Soaries, Jr. and Jenne Britell, which will occur immediately prior to the commencement of the 2026 Annual Meeting of Shareholders, the size of the Board will be fixed at seven directors.

In evaluating nominees for director, our Nomination/Governance Committee takes into account the applicable requirements for directors under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. In addition, our Nomination/Governance Committee takes into account such factors as experience, knowledge, skills, expertise, integrity, diversity of skills, experience and background, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness and ability to devote adequate time and effort to Board responsibilities and the interplay of the candidate’s qualifications and experience with the qualifications and experience of other members of our Board of Directors. We do not have a policy relating to the nomination or continued service of directors above a specific age, as we believe it is more beneficial to focus on the qualifications, experience, and performance of our directors and director nominees, and we consider Board refreshment from a broader perspective than the age of individual directors. We also consider the number of other boards on which a nominee sits. The Company’s general policy is to limit the number of other public company boards of directors upon which a director may sit to four, and presently no director sits on more than three other public company boards. The Board of Directors retains discretion to appoint or nominate for election by the shareholders individuals who sit on more than four other public company boards of directors if the Board of Directors considers the addition of such individual to the Board of Directors to be in the best interests of the Company and its shareholders. Our Nomination/Governance Committee evaluates all of the factors outlined above, as well as any other factors it deems to be appropriate, and recommends candidates that it believes will enhance our Board of Directors and benefit the Company and our shareholders. Our Nomination/Governance Committee considers candidates who are recommended by its members, by other Board members, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. It is also the policy of our Nomination/Governance Committee to consider candidates for director recommended by shareholders, but the Nomination/Governance Committee has no obligation to recommend such candidates. A copy of our Corporate Governance Guidelines is available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.”

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Pursuant to the Board of Director’s Diversity Policy, the Nomination/Governance Committee considers diversity when it recommends director nominees to the Board of Directors. We view diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee considers diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending director nominees to the Board of Directors with the objective of achieving a Board with diverse business and educational backgrounds. In addition, the Board recognizes the value of including perspectives shaped by diversity of personal backgrounds in building an inclusive corporate culture that reflects and supports Onity’s diverse customer base and global workforce. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company’s strategic and governance needs. The Nomination/Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board of Directors from time-to-time, as appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

In evaluating a particular candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee and other expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination/Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nomination/Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview process, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation of the Nomination/Governance Committee. Should a shareholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders has put forth any director nominees for the Annual Meeting.

If you wish to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you may do so by written notice to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Such notice must contain all the information set forth in Section 2.2 of our Bylaws and comply with the procedures and deadline set forth therein. See “Submission of Shareholder Proposals for 2027 Annual Meeting,” below for additional information about this process.

Insider Trading Prevention Policy

We have adopted an Insider Trading Prevention Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees. A copy of the Insider Trading Prevention Policy is filed as an exhibit to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2026. In addition, it is the Company’s practice to comply with the applicable laws and regulations relating to insider trading.

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Prohibition against Short Sales, Hedging and Margin Accounts

Our Insider Trading Prevention Policy also prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, pledging Company securities as collateral for a loan, buying or selling puts or calls on the Company’s stock and engaging in any other transaction that hedges the economic risk associated with the ownership of the Company’s securities. This policy is designed to encourage investment in the Company’s stock for the long term and to discourage active trading or short-term speculation, and applies regardless of whether such Company securities were (i) granted to the director, officer or employee as part of their compensation or (ii) held directly or indirectly by the director, officer or employee.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to help ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as director qualifications, board of director and committee composition, director responsibilities, director access to management and independent advisers, director compensation, director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors. The Corporate Governance Guidelines also provide that within five years of their appointment, directors are generally expected to own shares in the Company worth at least five times the base annual cash retainer for service as a director.

Our Corporate Governance Guidelines are available on our website at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” Our Nomination/Governance Committee reviews our Corporate Governance Guidelines annually and recommends amendments to the Board of Directors for approval.

The Board of Directors has also adopted a Clawback Policy as further described under “Clawback Policy” in the “Executive Compensation” section below.

Executive Sessions of Non-Management Directors

Mr. Messina chairs executive sessions of the full Board of Directors. Mr. Stein presides at the executive sessions of non-management directors. Our non-management directors met in executive sessions of the full Board without management during four meetings in 2025. In addition, our Audit, Compensation and Human Capital, and Risk and Compliance Committees generally met in executive session at each regularly scheduled quarterly meeting and on other occasions when the members believed it was advisable to do so.

Meetings with Management Independent of the Chief Executive Officer

Our Lead Independent Director, the chairs of our committees and our other directors meet with various members of management, without the Chief Executive Officer present, to discuss matters relevant to the business of the Company. For example, in addition to discussions with members of senior management, the chair of the Audit Committee meets independently with the Chief Audit Executive, our independent auditors and the Chief Legal Officer from time to time and the chair of the Risk and Compliance Committee meets independently with the Chief Risk and Compliance Officer and the Chief Legal Officer from time to time. In prior years, our directors have also visited various of our U.S. and international sites to meet generally with employees and senior management in those locations.

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Communications with Directors

If you desire to communicate with our Board of Directors or any individual director regarding Onity, you may do so by writing to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. You may communicate anonymously or confidentially and may also indicate whether you are a shareholder, customer, supplier, or other interested party. You may also write to our Board of Directors through our website at http://shareholders.onitygroup.com/contactBoard.cfm.

Shareholders and other interested parties may communicate directly with the Audit Committee and the non-management directors of the Board of Directors by calling our hotline, which is administered by a third party, at 1-800-884-0953. The Chair of the Audit Committee has been designated to receive such communications.

Communications received in writing are distributed to our Board of Directors or to individual directors, as the Chief Legal Officer and Secretary deem appropriate, depending on the facts and circumstances outlined in the communication received. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

●	Service or product complaints
●	Service or product inquiries
●	New service or product suggestions
●	Resumes and other forms of job inquiries
●	Surveys
●	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal, repetitive, irrelevant to the Board of Directors or similarly unsuitable will be excluded, provided that any communication that is filtered out will be made available to any non-management director upon request.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees as required by the New York Stock Exchange rules. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. Any waivers from either the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or the Risk and Compliance Committee and must be promptly disclosed as required by applicable law or regulation. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our web site at www.onitygroup.com in the “Shareholders” section under “Corporate Governance.” Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on our website.

Risk Management and Oversight Process

One of our Board of Directors’ key responsibilities is the oversight of risk associated with the Company. Certain of these responsibilities have been delegated to specific committees, in which case the Board oversees the work of the committee.

Risk and Compliance Committee. As discussed above, this committee is responsible for monitoring the Company’s enterprise risk management framework, and regularly meets with the Chief Risk and Compliance Officer to discuss risk exposures and mitigation plans. This committee monitors the Company’s evaluation and management of risks, including, but not limited to, operational risk, regulatory compliance risks and cybersecurity risks, through reviews with management, including comprehensive reviews every quarter with additional updates as appropriate. This committee also reviews and approves related party transactions in accordance with our Related Party Transactions Approval Policy to monitor and prevent conflicts of interest in the operations of the Company and the activities of management and directors.

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Audit Committee. The Audit Committee monitors the Company’s financial risks through regular reviews of the Company’s financial activities with management and internal and external auditors. This committee also receives reports from the management-level Disclosure Review Committee, which works to reduce the risk of inaccurate financial reporting through its review of the Company’s quarterly and annual financial reports and disclosure controls and procedures.

Nomination/Governance Committee. The Nomination/Governance Committee monitors the Company’s governance risk by regular reviews with management, including monitoring any circumstances that could potentially jeopardize the independence of directors or objectivity of management.

Compensation Committee. The Compensation Committee monitors potential risks created by the Company’s compensation policies and practices through regular reviews with management and through consulting regularly with an independent compensation consultant without management present. This committee also oversees human resources initiatives intended to reduce the risk of workplace discrimination and harassment incidents.

The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure with the President and Chief Executive Officer and other members of senior management, including our Chief Risk and Compliance Officer, having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and its Committees providing oversight in connection with these efforts.

Corporate Governance, Values and Sustainability

Our Board of Directors and our management are committed to ensuring Onity has responsible practices to address the needs of its customers, employees and the communities it serves. While the Board has delegated oversight of management’s environmental, social and corporate governance initiatives to the Compensation Committee, the full Board is briefed regularly on the Company’s activities and metrics in these areas. Our approach is represented by the following policies and programs:

Policy on non-discrimination. Onity’s non-discrimination policy provides equal employment opportunities for all qualified individuals without discrimination based upon legally protected characteristics in accordance with applicable law. Underlying this policy is Onity’s culture and values, including employees’ rights to be free from unlawful discrimination, and its commitment to providing a safe, secure, and productive work environment.

Onity’s hiring, salary administration, promotion and transfer policies are based solely on job requirements, job performance and job-related criteria. In addition, every effort is made to ensure that Onity’s personnel policies and practices (including those relating to compensation, benefits, transfer, retention, termination, and training opportunities) are administered without discrimination based upon any legally protected characteristics in accordance with applicable law.

Promoting equal opportunity. Onity remains committed to fostering a non-discriminatory equal opportunity environment in all areas of employment selection, compensation, training, and promotion. Company policies and applicable law prohibit discrimination of any form in all of the locations in which Onity operates. Onity strives to foster an environment in which people of all backgrounds can participate and contribute to the success of the organization’s enterprise, taking full advantage of the collective sum of individual differences, life experiences, inventiveness, self-expression and unique capabilities, knowledge and talent.

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Onity relies on employee-led resource groups, which are open to all, to help support employee development and foster our culture of equal opportunity. More than half of our workforce are members of these groups, which collectively hosted more than 30 employee events globally.

Commitment to Ethics. We have adopted a robust Code of Business Conduct and Ethics that applies to all employees and our Board of Directors, as well as an additional Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. We provide multiple anonymous methods for any employee or other person to report a suspected ethical violation, including whistleblower complaints relating to accounting, internal controls, audit matters or securities law, and our policies prohibit retaliation against any person for making a good faith complaint. We also provide methods for interested individuals to contact the members of our Board of Directors and communicate directly with the Chair of our Audit Committee. Our Chief Legal Officer serves as our Chief Ethics Officer and collaborates with members of our Internal Audit function to ensure every ethics complaint and communication to our Board is addressed in accordance with our company policies.

Benefits. Onity’s benefits programs strive to keep employees productive and engaged at work by serving the total well-being of employees’ and their families’ physical, mental, and financial health. In the U.S., our comprehensive benefits plan includes company-sponsored medical, dental and vision; company-paid basic life, accident, and disability coverage; 401(k) with company match; and supplemental group coverage for critical illness, accident, auto, home, pet, legal, identity protection, childcare/eldercare and tutoring. The medical plans include 100% coverage for all preventive care services and all generic preventive medications.

Our wellness programs offer incentives for completing preventive health screenings, participating in online and telephonic health coaching, improving, or reaching targeted health scores, and increasing physical activity. Additionally, we provide employees with a comprehensive employee assistance program that includes virtual counseling, personalized health coaching for chronic conditions, stress management and financial planning workshops, online guided meditation, and yoga, and more. Onity also provides a generous paid time off (PTO) program to support employees’ need to rest and recharge. Our medical and family leave programs offer paid disability absences and paid parental/adoption leave, in addition to Family and Medical Leave Act-required schedule flexibility and job security. Outside the U.S., our employee benefit programs provide comparable, and market appropriate benefits focused on supporting our employee’s well-being and retirement needs.

Training and development. Onity is committed to providing our employees with high-quality training and learning experiences targeted to increase industry knowledge levels, improve process efficiency, and promote personal growth, which in turn helps improve customer experience, reduce foreclosures, and contribute to our success as an organization. Onity facilitates professional development through the lifecycle of employees by providing functional business training, regulatory and compliance training, and skill and competency development programs. We also provide individualized one-on-one coaching to help customer-facing staff guide customers to positive experiences. In addition to learning programs designed to build functional and leadership competency for all levels of leadership throughout the organization, Onity offers a Leadership Development Training curriculum specifically designed to prepare employees at the Supervisor level and above with the competencies to make them successful in their roles as leaders. Training courses are housed in our continuously reviewed and updated learning management system.

Our training and development programs are important contributors to our ability to deliver industry-leading customer service. Over the past few years, Onity’s subsidiary Onity Mortgage Corporation has been recognized for servicing excellence through Freddie Mac’s SHARPSM and Fannie Mae’s STARTM awards and HUD’s ranking.

Community development. At Onity, we believe homeownership is an important part of achieving financial independence, and our philosophy in this regard is that “helping homeowners is what we do.” This philosophy is what guides us in our commitment to the communities we serve. We organize a variety of community outreach programs and events with local and national organizations around the country to assist homeowners, particularly in underserved communities. Our outreach events began during the 2008 mortgage crisis and have continued since then. In 2025, we hosted 41 borrower outreach events across 21 states in partnership with various HUD certified housing counseling agencies. In addition, Onity partners with several local municipalities around vacant and abandoned properties to mitigate blight in communities.

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To better serve our stakeholders and communities, Onity created a Community Advisory Council in 2014, consisting of 14 leaders from a varied group of national non-profit organizations, consumer advocacy groups and civil rights organizations, as a platform to collaborate and share ideas on how to help homeowners. Onity provides grants and sponsorship funding to local and national nonprofit organizations each year, in support of the work they do to help distressed communities and homeowners. Since the COVID pandemic, Onity has contributed approximately $7 million to these organizations, and more than $28 million since 2012.

Charitable activity. Onity continues to find meaningful ways to give back to the communities where we live and work. The charitable events at our office locations around the globe in 2025 included raising funds for autism and cancer research, supporting local food banks through food drives and volunteering, helping economically disadvantaged children and the elderly, donating supplies to schools for vision-impaired children, holding toy drives and back-to-school supply drives, making donations to first responders and military veterans, hosting blood drives through the American Red Cross and OneBlood and making donations to the Mortgage Bankers Association’s (MBA) Opens Doors Foundation to help families with a critically ill or injured child.

Responsible information security management. Onity maintains a comprehensive information security program designed to safeguard the confidentiality, integrity and availability of its data and information systems. Onity’s Board of Directors is periodically updated on information security risks, which are managed through a strategic blend of policies, advanced tools and technologies, and continuous staff awareness initiatives. Onity’s cybersecurity controls are structured around a multi-layered defense-in-depth strategy designed to protect the integrity of the network against potential breaches.

Our workforce undergoes regular training designed to enhance their ability to recognize, avert, and report cybersecurity risks and incidents. In parallel, Onity’s third-party risk management program assesses and supervises the information security practices of our vendors. For example, we require certain third-party vendors who handle data processing activities on our behalf to maintain a formal information security program that meets our security standards for such vendors.

Onity’s readiness for and responsiveness to cyber threats are periodically evaluated through various assessments. These include both internal and external vulnerability assessments, penetration testing, incident response table-top exercises, and breach readiness and response drills. For more detailed information regarding Onity’s approach to information security risk management, see “Item 1. Business - Risk Management” and “Item 1C. Cybersecurity” of the Annual Report included with these proxy materials.

Environmental Impact. In 2025, Onity continued its commitment to operate through a primarily remote working model, reducing the percentage of employees commuting daily to the office. Fewer associates in the offices afforded the opportunity to reduce our office footprint in several markets. As office space footprints were reduced, improvements were made to retrofit lighting and equipment to lower our use of natural resources. Recycling of office and paper products in all U.S. facilities continues to be a priority, which reduces our imprint on the local landfills. In addition, we continue to reduce paper mailings to customers through our digital mailing service, electronic notice delivery and process automations.

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BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received for fiscal year 2025 by each member of our Board of Directors who was not employed by us or one of our subsidiaries and who served as a director during fiscal year 2025 (our non-management directors). Ms. Morris joined our Board in 2026.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)
Jenne K. Britell	98,000	120,000	218,000
Alan J. Bowers	115,500	120,000	235,500
Jacques J. Busquet	123,000	120,000	243,000
Claudia J. Merkle	93,500	120,000	213,500
DeForest B. Soaries, Jr.	91,000	120,000	211,000
Kevin Stein	157,000	120,000	277,000
Robert S. Welborn III(4)	21,125	76,393	97,518

(1)	Amounts reported for stock awards represent the aggregate grant date fair value of awards granted during fiscal year 2025 under the 2021 Equity Incentive Plan, as amended (the 2021 Plan) computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. We based the grant date fair value of stock awards on the closing price of our common stock on the New York Stock Exchange on the date of grant of the awards.

(2)	On May 21, 2025, our non-management directors received equity awards under the 2021 Plan for their service for the 2025-2026 term. Each award had a grant date fair value totaling $120,000 (with immaterial incremental value resulting from rounding to the next whole share). Each director received 3,188 restricted stock units (RSUs) vesting May 21, 2026, in the event each director attends at least 75% of applicable Board and committee meetings.

(3)	Our non-management directors have no shares subject to option awards or other equity awards outstanding as of December 31, 2025, other than the RSUs issued May 21, 2025. except the following issued in prior service years to directors deferring their equity compensation pursuant to the Deferral Plan for Directors: Dr. Soaries holds 4,981 RSUs deliverable six months following the termination of his service. Mr. Welborn has no shares subject to option awards or other equity awards outstanding as of December 31, 2025, other than the RSUs issued October 1, 2025 as disclosed in footnote (4) below.

(4)	Effective October 1, 2025, the Board appointed Mr. Welborn to the Board of Directors and granted him a pro-rated equity award with a grant date fair value of $76,393 corresponding to the period between the date of his appointment and May 21, 2026, the vesting date of the 2025-2026 Board equity grant. Mr. Welborn received 1,949 RSUs which vest on May 21, 2026 and are deliverable May 21, 2028 pursuant to the Deferral Plan for Directors as discussed below

The Compensation Committee has the responsibility for determining the form and amount of compensation for our non-management directors. Mr. Messina, our management director, does not receive an annual retainer or any other compensation for his service on the Board of Directors. Non-management directors receive the following compensation for their services on the Board of Directors.

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Cash Compensation

In support of the Company’s cost-cutting initiatives, the Board determined in 2022 to reduce the fees payable for Board service, including reductions in the retainers payable for service as Chair or member of the Board, the Chair or member of the Compensation Committee and member of the Nomination/Governance Committee. In keeping with our continued commitment to cost-cutting, we maintained our reduced fee structure in 2025 and our non-management directors received the following cash compensation, payable in quarterly installments (except as noted below):

●	a retainer of $72,000;
●	an additional $50,000 to the Lead Independent Director;
●	an additional $25,000 to the Audit Committee Chair;
●	an additional $20,000 to the Compensation Committee Chair;
●	an additional $15,000 to the Nomination/Governance Committee Chair;
●	an additional $25,000 to the Risk and Compliance Committee Chair;
●	an additional $12,500 to all Audit Committee and Risk and Compliance Committee members (other than the Chairs);
●	an additional $10,000 to all Compensation Committee members (other than the Chair); and
●	an additional $7,500 to all Nomination/Governance Committee members (other than the Chair).

In addition, our non-management directors other than the Lead Independent Director receives fees of $1,000 per meeting for each meeting in excess of eight meetings of the Board of Directors and each applicable committee per year.

Mr. Messina does not receive additional compensation for service as either a director or as the Chair of our Board.

On the basis of peer group analysis and benchmarking undertaken by the Company’s independent compensation consultant, the Compensation Committee determined it was appropriate to increase the retainer for Board service to $85,000 effective January 1, 2026.

Equity Compensation

Following the 2025 Annual Shareholder Meeting, each non-management member of the Board of Directors was granted an award of restricted stock units (RSUs) under the 2021 Plan with a grant date fair value of $120,000 (rounded to the next whole share). The RSUs vest on the one-year anniversary of grant if the director has attended an aggregate of at least 75% of all meetings of the Board of Directors and committees of which the director is a member during such period. Upon vesting, the shares of common stock underlying the RSUs will be issued to the director unless the director has elected to defer delivery in accordance with the Deferral Plan for Directors, as described below. In the event that the director has attended less than an aggregate of at least 75% of all such meetings, such director’s right to ownership will vest on a pro rata basis according to the director’s actual attendance percentage, with the remaining shares forfeited. RSUs are generally non-transferable, confer no voting rights in the underlying shares prior to delivery, and no adjustments will be made for dividends for which the record date is prior to the date of issuance of such shares.

Following our 2026 Annual Shareholder Meeting on May 19, 2026, each non-management member of the Board of Directors serving for the 2026-2027 Board term will be granted an equity award under the 2021 Plan with a grant date fair value of $125,000 (rounded to the next whole share), subject to their election to defer, as described further below.

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Director Compensation Alignment with Shareholder Value Creation

The equity component of our director compensation program aligns the compensation of our directors directly with long-term shareholder value creation. The table below reflects the strong incentive created by our director compensation program to ensure our directors’ compensation is aligned with shareholder value creation. The table below shows the total equity holdings, excluding stock options, of each of our directors as of March 31, 2026, including shares of common stock beneficially owned and vested and unvested restricted stock units. The table provides the value of those shares and restricted stock units based on the closing price of our stock on March 31, 2026 and an illustrative diluted book value per share based on our publicly reported book value as of December 31, 2025.

Value of Total Equity Held by Non-Management Directors (1),(2)

Name	Total Shares Vested(2) and Unvested (as of 3/31/26) (#)	Value at $39.27 Share Price (closing price on 3/31/26)(3) ($)	Value at $69.40 Fully Diluted Book Value Per Share(4) ($)
Alan J. Bowers	39,365	1,545,864	2,731,931
Jenne K. Britell	37,202	1,460,923	2,581,819
Jacques J. Busquet	48,198	1,892,735	3,344,941
Claudia J. Merkle	8,622	338,586	598,367
Dawn C. Morris	1,010	39,663	70,094
DeForest B. Soaries, Jr.	44,587	1,750,931	3,094,338
Kevin Stein	37,202	1,460,923	2,581,819
Robert S. Welborn III	1,949	76,537	135,261
TOTAL	218,135	8,566,161	15,138,569

(1)	Total equity includes shares of common stock beneficially owned by each director serving on the Board of Directors at March 31, 2026 plus unvested restricted stock units. As noted above, restricted stock units are granted each year to our directors following our annual meeting of shareholders and vest on the first anniversary of the grant date, unless the director attended less than 75% of all meetings of the Board of Directors and committees of which the director is a member during that year, in which case the restricted stock units will be pro-rated based on the director’s actual attendance percentage, with the remainder forfeited. Accordingly, it is possible that all of the restricted stock units shown in the table above may not fully vest. The grant date value of such restricted stock units was $120,000 for the 2025 service year and will be $125,000 for the 2026 service year.
(2)	“Shares Vested” represents shares beneficially owned and shares underlying restricted stock units that have vested and are subject to deferred delivery under our Deferral Plan for Directors, described below. “Shares Unvested” represent restricted stock units granted to a director that have not vested as of March 31, 2026. As of March 31, 2026, each of our directors held 3,188 unvested restricted stock units, other than Mr. Welborn and Ms. Morris. Mr. Welborn held 1,949 unvested restricted stock units and Ms. Morris held 1,010 unvested restricted stock units. Mr. Welborn has deferred delivery of the shares underlying his unvested restricted stock units until May 21, 2028. Dr. Soaries has deferred delivery of 4,981 shares underlying vested RSUs that are not deliverable until six-months after he ceases to serve as a director.
(3)	Calculations are based on share price and equity holdings as of March 31, 2026. Our future stock price may vary materially from the closing price shown in the table. The closing price per share of our common stock on April 8, 2026 was $42.38 per share.
(4)	Calculations are based on March 31, 2026 equity holdings and December 31, 2025 fully diluted book value per share. Fully diluted book value per share is calculated based on the Company’s most recent publicly reported book value of $628 million and 8,521,636 shares outstanding at December 31, 2025, after giving effect to issuance of shares underlying vested and unvested restricted stock units.

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The total shares owned and outstanding units granted to non-management directors as of March 31, 2026 represents 2.5% of the diluted weighted average number (8,637,309) of shares of the Company’s common stock issued and outstanding in the 2025 fiscal year.

Deferral Plan for Directors

The Onity Group Inc. Deferral Plan for Directors provides non-management directors with the opportunity to defer the receipt of all or a portion of their equity compensation earned for their service as directors. The plan is administered by the Compensation Committee. Before the end of each calendar year (or, in the case of directors appointed between annual meetings, within 30 days of appointment), the non-management directors make an election to defer delivery of either all or a portion of the equity portion of their annual compensation for the following grant year. Directors electing to defer receipt of equity will become vested in the shares underlying a deferred equity award and will receive dividend equivalents to the same extent as they would if the original award had not been deferred.

Each director electing deferral must specify the payment date at the time of election for any shares underlying a deferred award as either (i) the six-month anniversary of the director’s termination date or (ii) any other date elected by the director which is at least two years after the last day of the year of service for which the compensation was awarded. At least thirty days prior to payment of deferred compensation, a director shall elect to receive such payment in the form of either (i) cash in an amount equal to the fair market value of the shares underlying the deferred equity award, or (ii) the shares of common stock underlying the deferred equity award.

Other Compensation Matters

Director compensation may be prorated for a director serving less than a full one-year term such as in the case of a director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with performing their duties, including attending meetings of the Board of Directors and its committees. Director compensation is subject to review and adjustment by the Compensation Committee from time to time.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers. Our executive officers are appointed by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for the appointment of any person as an executive officer. None of our directors and/or executive officers is related to any other director and/or executive officer of Onity or any of its subsidiaries by blood, marriage or adoption.

Name	Age(1)	Position(1)
Glen A. Messina	64	President and Chief Executive Officer
Scott W. Anderson	57	Executive Vice President and Chief Servicing Officer
Richard J. Bradfield	56	Executive Vice President and Chief Growth Officer
Jenna D. Evans	45	Executive Vice President and Chief Risk and Compliance Officer
Sean O’Neil	60	Executive Vice President and Chief Financial Officer
J. Andrew Peach	60	Executive Vice President, Originations and Chief Lending Officer
Joseph J. Samarias	54	Executive Vice President, Chief Legal Officer and Company Secretary
Aaron D. Wade	55	Executive Vice President and Chief Investment Officer
Aulene Wessel	43	Senior Vice President and Chief Accounting Officer
Dennis Zeleny	70	Executive Vice President and Chief Administrative Officer

(1)	All age and position information set forth herein is as of April 8, 2026.

The principal occupation for at least the last five years, as well as certain other biographical information, for each of our executive officers who is not a director is set forth below.

Scott W. Anderson. Mr. Anderson has served as Executive Vice President and Chief Servicing Officer since 2009, and his career with Onity has spanned over twenty years. Prior to his current role, he served as Senior Vice President, Residential Assets since November 2001. Prior to joining Onity in November 1993, Mr. Anderson was employed by CIGNA. He holds a Bachelor of Arts in Economics from Bowdoin College.

Richard J. Bradfield. Mr. Bradfield has served as Executive Vice President and Chief Growth Officer since October 2024. He also continues to serve as President, PHH Asset Services LLC. Mr. Bradfield joined the Company in March 2024 serving as Executive Vice President, Strategic Initiatives. Prior to joining Onity Group, he served for five years as Chief Executive Officer for Arc Home LLC. Previously, Mr. Bradfield served as Chief Financial Officer for Home Point Financial. Prior to this role, he spent 25 years at PHH Corp. in various executive-level roles, including Senior Vice President, Originations and earlier as Senior Vice President, Capital Markets and Treasurer. Mr. Bradfield began his mortgage career at PHH Corp. in the Originations department and later transitioned into Capital Markets. He holds a Bachelor of Science degree in Finance from Drexel University and a Master of Business Administration degree from Temple University.

Jenna D. Evans. Ms. Evans has served as Executive Vice President and Chief Risk and Compliance Officer since October 2022. She also continues to serve as Deputy General Counsel in charge of Regulatory Affairs, a role she has held since October 2016. Prior to joining Onity in February 2013, Ms. Evans served as in-house regulatory compliance counsel at GMAC Mortgage, LLC. Earlier in her career, she spent six years in private practice, during which she represented regional banks and other financial services companies. Ms. Evans also serves as the Executive Sponsor of GROW, Guidance and Resources for Onity Women, an affinity group aimed at supporting the development of female employees. She holds a Bachelor of Arts degree in Public Relations from Pennsylvania State University, a Juris Doctor from Temple University, and is licensed to practice law in both Pennsylvania and New Jersey.

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Sean B. O’Neil. Mr. O’Neil has served as Executive Vice President and Chief Financial Officer since June 2022. From 2015 until joining Onity, Mr. O’Neil served as Chief Financial Officer of Bayview Asset Management, LLC. Prior to 2015, he held a number of senior positions at financial institutions, including serving as Group Financial Officer for Wells Fargo, Eastern Community Bank and as Chief Financial Officer for Wachovia’s Wealth Management Group. Mr. O’Neil began his career as a submarine officer in the U.S. Navy. He holds a Master of Business Administration degree from Harvard University and a Bachelor of Science degree in Mechanical Engineering from Pennsylvania State University.

J. Andrew Peach. Mr. Peach has served as Executive Vice President, Originations and Chief Lending Officer since April 2024. From March 2021 through April 2024, he served as Senior Vice President, Correspondent Lending and Business-to-Business Lending, including serving as interim head of Originations from January 2024. Prior to joining Onity, Mr. Peach served as Senior Vice President, Correspondent Sales at Mr. Cooper Group from August 2020 through March 2021 and as President and Chief Executive Officer at Waterstone Mortgage Corporation from August 2019 through July 2020. Earlier, he held senior positions at Pacific Union Financial, JP Morgan Chase, Aurora Loan Services and Bank of America. He holds a Bachelor of Science degree in Finance and Marketing from the University of South Carolina.

Joseph J. Samarias. Mr. Samarias has served as Executive Vice President and Chief Legal Officer since April 2019. He previously served as Senior Vice President, Deputy General Counsel of Onity since 2013. He also serves as the Company’s Chief Ethics Officer, and was appointed Company Secretary in April 2020. Prior to joining Onity, from 2009 to 2013, Mr. Samarias was a senior attorney with the Treasury Department’s Office of Financial Stability (OFS). From 2012 to 2013, he served as Chief Counsel of OFS where he was responsible for directing all legal activities of the Troubled Asset Relief Program, and served as the chief legal advisor to the Assistant Secretary for Financial Stability. Prior to his government service, Mr. Samarias was a litigator with several international law firms from 1997 to 2009. He holds a Bachelor of Arts from Vanderbilt University, a Juris Doctor from Washington University School of Law, and is a member of the bars of the Commonwealth of Virginia and the District of Columbia, as well as a Florida Authorized House Counsel, and a New Jersey In-House Counsel.

Aaron D. Wade. Mr. Wade has served as Executive Vice President, Chief Investment Officer since December 2022. Previously he served as Onity’s Executive Vice President, Capital Markets since April 2022. From October 2018 until joining Onity, Mr. Wade served as Managing Director for various Blackstone portfolio companies, where he was responsible for business development, due diligence, transaction management and servicer oversight for the residential division of Blackstone’s real estate debt business. From 2009 through 2018, he served as Executive Vice President of Mortgage and SBA Lending and Capital Markets for OneWest Bank. Earlier, he managed the capital markets function for IndyMac Bank and LaSalle Bank. Mr. Wade holds a Bachelor’s degree in Business Economics from University of California, Los Angeles.

Aulene Wessel. Ms. Wessel has served as our Senior Vice President and Chief Accounting Officer since February 2026. Ms. Wessel served as Executive Vice President and Deputy Controller at Truist Bank from August 2024 through February 2026. She previously served as Head of Financial Reporting and Policy at SoFi Technologies from September 2023 through August 2024 and as Head of Accounting Implementation and Head of Accounting Policy at Silicon Valley Bank from May 2021 through June 2023. From 2008 through 2021 she also served in leadership roles at American Express, including most recently as Vice President and Controller, Global Merchant Services and Loyalty. Among other roles, she also previously served as a Finance Business Partner at Barclays and as an Audit Senior at BDO. Ms. Wessel holds a Bachelor of Accounting degree from the University of Stellenbosch, South Africa and a Bachelor of Commerce in Accounting postgraduate degree from the University of Natal, South Africa. She is certified as a Chartered Global Management Accountant in the United Kingdom by the Chartered Institute of Management Accountants.

Dennis Zeleny. Mr. Zeleny has served as Executive Vice President and Chief Administrative Officer since August 2019. In that capacity, he oversees Onity’s human resources, communications, information technologies, international operations, facilities, sourcing, enterprise project management office and diversity and inclusion programs. From January through August 2019, Mr. Zeleny served Onity as a human resources consultant. From 2012 through 2019, Mr. Zeleny provided executive Human Capital consulting services including as co-CEO of Center on Executive Compensation. He previously held the role of Chief Administrative or Chief Human Resources Officer at Sunoco, Caremark, and DuPont, oversaw global human resources at Honeywell and served 17 years at PepsiCo. Mr. Zeleny also served on the Board of HRPA, Cornell ILR Advisory Board, SXL and SCX, NYSE publicly traded companies. He received a Bachelor of Science from Cornell University and a Master of Science from the Graduate School of Business at Columbia University.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Equity Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 8, 2026 by:

●	each of our directors and director nominees;
●	each named executive officer; and
●	all of our directors and current executive officers as a group.

Each of Onity’s directors, director nominees and named executive officers may be reached through Onity Corporate Headquarters at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

The following table also sets forth information with respect to each person known by Onity to beneficially own more than five percent of the outstanding shares of its common stock.

The table is based upon information supplied to us by directors and executive officers and filings under the Securities Exchange Act of 1934, as amended, except where noted. We have based our calculation of the percentage of beneficial ownership on 8,505,310 shares of our common stock outstanding as of April 8, 2026.

Shares Beneficially Owned(1)
Name and Address of Beneficial Owner:	Amount of Beneficial Ownership	Percent of Class
Long Focus Capital Management, LLC(2) 207 Calle Del Parque A&M Tower, 8th Floor San Juan, PR 00912	652,088	7.7%
Howard Amster(3) 7681 Olympia Drive West Palm Beach, FL 33411	616,706	7.3%
BlackRock Inc.(4) 50 Hudson Yards New York, NY 10001	482,146	5.7%

Directors and Named Executive Officers:
Scott W. Anderson(5)	52,491	*
Alan J. Bowers(6)	39,365	*
Jenne K. Britell(7)	37,702	*
Jacques J. Busquet(8)	48,198	*
Claudia J. Merkle(9)	8,622	*
Glen A. Messina(10)	474,112	5.6%
Dawn C. Morris(11)	1,010	*
Sean B. O’Neil(12)	61,429	*
DeForest B. Soaries, Jr.(13)	39,606	*
Kevin Stein(14)	37,202	*
Aaron D. Wade(15)	19,874
Robert S. Welborn III(16)	—	—
Dennis Zeleny(17)	38,233	*
All Current Directors and Executive Officers as a Group (18 persons)(18)	895,220	10.5%

*	Less than 1%

(1)	For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she has the right to acquire such common stock within 60 days of April 8, 2026 and directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the reported shares. No shares have been pledged as security by the named executive officers or directors.

(2)	Long Focus Capital Management, LLC: Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2024 reporting securities beneficially owned as of December 31, 2023, by Long Focus Capital Management, LLC (LFCM LLC), a Delaware single member limited liability company; Long Focus Capital Master, LTD. (LFCM LTD), a Cayman Islands limited company; Condagua, LLC, a Delaware single member limited liability company; John B. Helmers, a United States citizen; and A. Glenn Helmers, a United States citizen, each of LFCM LLC and John B. Helmers reports shared voting and dispositive power of 652,088 shares, LFCM LTD reports shared voting and dispositive power of 309,964 shares, and each of Condagua, LLC and A. Glenn Helmers reports shared voting and dispositive power of 342,124 shares. LFCM LLC, John B. Helmers and A. Glenn Helmers directly own no common stock. Pursuant to an investment management agreement, LFCM LLC maintains investment and voting power with respect to the securities held by LFCM LTD. John B. Helmers controls LFCM, LLC, and has investment and voting power with respect to Condagua, LLC. A. Glenn Helmers controls Condagua, LLC.

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(3)	Mr. Amster: Based solely on information contained in a Schedule 13D/A filed with the Securities and Exchange Commission on January 25, 2023 reporting securities beneficially owned as of January 17, 2023, Mr. Amster reports sole voting and dispositive power of 282,920 shares and shared voting and dispositive power of 333,786 shares, Pleasant Lake Skoien Investments LLC reports sole voting and dispositive power of 8,818 shares and shared voting and dispositive power of 607,888 shares; Pleasant Lake Apts. Limited Partnership reports sole voting and dispositive power of 31,700 shares and shared voting and dispositive power of 585,006 shares; Howard Amster 2019 Charitable Remainder Unitrust #1 reports sole voting and dispositive power of 1,692 shares and shared voting and dispositive power of 615,014 shares; Howard Amster 2019 Charitable Remainder Unitrust #2 reports sole voting and dispositive power of 439 shares and shared voting and dispositive power of 616,267 shares; Howard Amster 2019 Charitable Remainder Unitrust #5 reports sole voting and dispositive power of 5,635 shares and shared voting and dispositive power of 611,071 shares; Amster Limited Partnership reports sole voting and dispositive power of 13,650 shares and shared voting and dispositive power of 603,056 shares; Laughlin Holdings LLC reports sole voting and dispositive power of 38,377 shares and shared voting and dispositive power of 578,329 shares; Ramat Securities Ltd. reports sole voting and dispositive power of 199,007 shares and shared voting and dispositive power of 417,699 shares; Pleasant Lakes Apartments Corp. reports sole voting and dispositive power of 157 shares and shared voting and dispositive power of 616,549 shares; Howard Amster 2019 Charitable Remainder Unitrust #3 reports sole voting and dispositive power of 34,262 shares and shared voting and dispositive power of 582,444 shares; and Howard Amster Charitable Remainder Unitrust U/A DTD 04/22/1998 reports sole voting and dispositive power of 49 shares and shared voting and dispositive power of 616,657 shares.

(4)	BlackRock, Inc.: Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2024, reporting securities deemed to be beneficially owned as of December 31, 2023, by BlackRock, Inc. Pursuant to the Schedule 13G, BlackRock, Inc. has sole voting power of 473,456 shares and sole dispositive power of 482,146 shares and is reporting beneficial ownership of the shares as the parent holding company or control person of Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC.

(5)	Mr. Anderson serves as Executive Vice President and Chief Servicing Officer.

(6)	Mr. Bowers serves as a director. Includes shares underlying 3,188 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director.

(7)	Dr. Britell serves as a director. Includes shares underlying 3,188 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director. Also includes 29,222 shares held by trust.

(8)	Mr. Busquet serves as a director. Includes shares underlying 3,188 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director. Also includes 1,000 shares held jointly with spouse.

(9)	Ms. Merkle serves as a director. Consists of shares underlying 3,188 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director.

(10)	Mr. Messina serves as Chair of the Board, President, and Chief Executive Officer. Includes shares underlying 17,799 options which are presently exercisable. Also includes 23,554 shares held jointly with spouse.

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(11)	Ms. Morris serves as a director. Consists of shares underlying 1,010 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director.

(12)	Mr. O’Neil serves as Executive Vice President and Chief Financial Officer.

(13)	Dr. Soaries serves as a director. Includes shares underlying 3,188 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director. Does not include 4,981 shares underlying vested RSUs which are not settleable until the six-month anniversary of the director’s termination of service.

(14)	Mr. Stein serves as a director. Includes shares underlying 3,188 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director. Also includes 29,222 shares held by trust.

(15)	Mr. Wade serves as Executive Vice President and Chief Investment Officer.

(16)	Mr. Welborn serves as a director. Does not include shares underlying 1,949 RSUs which will vest May 21, 2026 subject to certain conditions relating to the individual’s service as a director which are not settleable until May 21, 2028.

(17)	Mr. Zeleny serves as Executive Vice President and Chief Administrative Officer.

(18)	Includes 37,876 shares held by Richard J. Bradfield, Jenna D. Evans, A. James Peach, Joseph J. Samarias and Aulene Wessel, who are current executive officers but not Named Executive Officers.

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Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. As of the end of the most recently completed fiscal year, we did not maintain an equity compensation plan that had not previously been approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans(3) (#)
Equity compensation plans approved by security holders	521,809	61.80	569,689
Equity compensation plans not approved by security holders	—	—	—
Total	521,809	61.80	569,689

(1)	Includes 17,799 shares subject to outstanding stock option awards and 504,010 shares subject to outstanding restricted stock unit awards (including outstanding performance-based restricted stock unit awards, which are presented at their target level of performance).

(2)	Calculated exclusive of outstanding restricted stock unit awards, which do not have an exercise price.

(3)	Represents shares available for new award grants under the 2021 Plan as of December 31, 2025. Each share issued under the 2021 Plan pursuant to an award other than a stock option or other purchase right in which the participant pays the fair market value for such share measured as of the grant date, or appreciation right which is based upon the fair market value of a share as of the grant date, shall reduce the number of available shares by 1.2. Pursuant to the 2021 Plan, any shares subject to (1) restricted stock and restricted stock unit awards or (2) stock options granted under our 2007 Equity Incentive Plan and 2017 Performance Incentive Plan that are presently outstanding which are subsequently forfeited, terminated, canceled, or otherwise reacquired by the Company will increase the pool of shares available for new awards under the 2021 Plan at the rate of 1.2 shares or 1.0 shares, respectively. Long-term incentive awards issued in the form of cash-settled restricted stock units do not reduce available shares under the 2021 Plan.

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LETTER FROM COMPENSATION COMMITTEE CHAIR

Dear Fellow Shareholders:

In the following Compensation Discussion and Analysis, we have provided the context and rationale that the Compensation and Human Capital Committee (Compensation Committee) used in crafting the framework for compensation analysis and determining the compensation for our named executive officers in 2025.

Onity’s balanced and diversified business has a strong servicing platform with industry-leading cost and operational performance, multi-channel originations and asset management capabilities, and a technology-enabled global platform. The management team and our entire employee population have diligently navigated the interest rate market and created a clear path to sustained profitability and value creation.

In 2025, we set out to execute against key objectives, each with appropriate metrics and targets as captured in our Corporate AIP scorecard:

●	Profitability;
●	Prudent growth;
●	Driving operational superiority and cost leadership;
●	Integrating technology, data science and machine learning to improve outcomes;
●	Maintaining an engaged, productive and inclusive workforce; and
●	Captivating our customers.

Our balanced business and risk management strategies performed effectively through interest rate changes and government policy shifts, and we executed portfolio management actions to simplify the business, driving future earnings power and shareholder return. We delivered the highest net income and earnings per share (EPS) since fiscal year 2013 through sustained growth and profitability, enabling a $120 million deferred tax valuation allowance release.

Our award-winning servicing platform enabled by AI delivers efficiency, differentiated performance, and service excellence. We are integrating AI into every stage of the borrower journey to maximize recapture and amplify the customer experience. We continue to deliver top-tier operating performance in servicing, earning recognition from Fannie Mae, Freddie Mac and U.S. Department of Housing and Urban Development, and maintain a competitive cost structure and operating performance compared to performance metrics published by the National Association of Mortgage Bankers.

We took action to simplify our business with the planned sale of reverse assets and transition of a deeply delinquent loan portfolio and successfully settled our remaining outstanding warrants to eliminate related dilution risk. Our MSR hedge strategy continues to cost-effectively manage interest rate risk.

We have a positive outlook for 2026, driven by our continued investment in talent and technology to drive superior outcomes for clients, homeowners and investors. We have a solid foundation to create value through our broad originations capabilities and top-tier servicing platform, which we believe positions us to generate increasing returns in 2026 and beyond, regardless of interest rate cycles.

I invite you to read the following Compensation Discussion and Analysis for further details on our decisions relating to 2025 compensation, and we look forward to further shareholder engagement.

Sincerely,

Jacques Busquet

Chair, Compensation and Human Capital Committee

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Business Highlights

The design and the application of our executive compensation programs support organizational alignment around the achievement of our business plan and our performance against that plan. Our balanced and diversified business delivered robust, profitable growth, reaching a 12-year high for full-year GAAP net income. We grew our servicing portfolio consistent with our capital-light strategy and delivered top-tier operational performance while improving customer experience. Origination volume reached record levels and refinance recapture rate outperformed the industry average. Additionally, we released a deferred tax valuation allowance and announced strategic activities which will strengthen our balance sheet and fund growth initiatives while maintaining liquidity.

Important business highlights that the management team delivered against include:

●	Delivered $189.5 million full year net income, the highest in more than a decade, diluted earnings per share of $21.46 and 35% return on equity.

●	Added $85 billion in total servicing additions, including $45 billion in subservicing additions (with $12 billion of the additions related to sales of MSRs with subservicing retained), growing the year-end 2025 total servicing UPB to $328 billion, an increase of 9% over year-end 2024, a growth rate which outpaced the overall industry servicing UPB growth. Average owned MSR grew 15.6%, or $19 billion, from 2024, expanding our recapture-ready portfolio.

●	Achieved record originations volume – up 42% from full-year 2024 – and funded recapture volume more than doubled from full-year 2024, delivering growth above industry averages through differentiated customer engagement and value delivery, technology investments, AI integrations and expanded product offerings.

●	Delivered top-tier operating performance within our servicing segment, resulting in multiple consecutive years of recognition from Fannie Mae’s STARTM, Freddie Mac SHARPSM and HUD as a Tier 1 servicer.

●	Announced strategic relationship intended to reposition our participation in the reverse mortgage market as a subservicer, asset manager, and lending product reseller.

●	Improved book value per share to $74 at year-end 2025, a $17 increase from 2024, driven by multi-year sustained growth and profitability that enabled the significant partial release of a $120 million deferred tax asset valuation allowance, also improving debt to equity ratio.

Compensation Highlights

The Compensation Committee designed the 2025 executive compensation program to align with the organization’s efforts to achieve key strategic and operational objectives and to adhere to evolving compensation and governance best practices, including ensuring a rigorous link between compensation and performance and shareholder value creation.

The key features of our 2025 executive compensation program relating to pay decisions, program design and shareholder engagement are highlighted below:

●	Aligned the structure of our annual incentive plan (AIP) with key strategic objectives, including greater connection to growth, along with profitability, operational execution, service excellence and effective human capital management practices.

●	Linked long-term equity awards to total shareholder return relative to a performance peer group to align with shareholder expectations, and provided for awards to settle in shares of common stock to build executive stock ownership in the Company.

●	Adjusted certain executives’ target compensation in recognition of performance and criticality to delivering on strategic priorities and as a result of an evaluation of labor market conditions.

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Our named executive officers (NEOs) for 2025, whose compensation we will discuss in detail below, are as follows:

Name	Position
Glen A. Messina	Chair, President and Chief Executive Officer
Sean B. O’Neil	Executive Vice President and Chief Financial Officer
Scott W. Anderson	Executive Vice President and Chief Servicing Officer
Aaron D. Wade	Executive Vice President and Chief Investment Officer
Dennis Zeleny	Executive Vice President and Chief Administrative Officer

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program that aligns the interests of executives and shareholders by rewarding both short-term and long-term performance against specific financial and strategic objectives designed to improve long-term shareholder value.

Equally important, our compensation programs are designed to reinforce our standards as they relate to risk management, compliance and leadership, not only to our senior management team but across our entire employee population. We employ both cash and equity-based programs, including annual incentive grants towards the achievement of short- and long-term objectives, sign-on grants and retention awards, to encourage employee commitment to the Company and recognize exceptional performance.

Within this context, we believe our executive compensation programs enable us to:

●	Retain and hire top-caliber experienced executives: In a volatile industry, we believe it is critical that we offer compensation opportunities that allow us to attract and retain strong, proven executive talent.

●	Pay for performance: A significant portion of our annual target executive compensation (the sum of base salary, annual target bonus, and target value of annual equity program awards) in 2025 – 86% for the President and Chief Executive Officer (CEO) and 68% for other NEOs on average – was dependent on the Company’s business performance and our executive officers’ contribution to that performance, and the performance of our stock (described further below in “Variable Pay and Incentive Programs”).

●	Align compensation with shareholder interests: A consequential portion of our annual target executive compensation in 2025 – 64% for the CEO and 36% for other NEOs on average – was directly tied to total shareholder return or stock price. An additional portion of annual target executive compensation – 11% for the CEO and 16% for other NEOs on average – was tied to profitability objectives, emphasizing our focus on shareholder value creation (further described below under “Pay Measures”).

●	Reinforce a commitment to serve all stakeholders: We believe that taking all stakeholders’ opinions into account leads to long-term shareholder value creation. As such, 2025 annual incentive compensation awards were subject to a 20% adjustment – positive or negative – based on customer satisfaction and process quality results, demonstrating our continued commitment to supporting our clients. Those awards are also determined by an assessment of performance in promoting a culture of appropriate risk management and compliance, as well as demonstrating strong leadership behaviors.

Variable Pay and Incentive Programs

To create a strong link between our incentive compensation opportunities and our short-term and long-term objectives, we use two specific programs: our Annual Incentive Plan (AIP) and the grant of long-term incentive awards (LTIP awards) under our 2021 Equity Incentive Plan.

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The chart below illustrates the portions of our NEOs’ annual target executive compensation that were delivered through our incentive programs in 2025. The Compensation Committee determines target compensation amounts after consideration of multiple factors, including comparative data from our peer group and other relevant benchmarks provided by its independent compensation consultant (described below).

Element of Annual Target Compensation	Description	Percent of CEO 2025 Total Annual Target Compensation(1)	Average Percent of non-CEO NEO 2025 Total Annual Target Compensation(2)
Salary	Salary is the only element of total target compensation that is not variable based on short- or long-term performance.	14%	32%
AIP	Funding for our annual short-term incentive program is linked to performance against key priorities of the Company, which is adjusted according to customer satisfaction and quality scores. Individual awards are further modified by the executive’s overall performance.	22%	32%
LTIP Awards	Half of the award is in the form of Restricted Stock Units (RSUs) that vest annually over three years in equal tranches. The other half is in the form of Performance-Restricted Stock Units (PRSUs) that cliff vest at the end of three years provided a minimum total shareholder return (TSR) level has been achieved relative to a performance peer group.	64%	36%

(1)	Other compensation that is available to all of our U.S. employees includes medical, dental and life insurance benefit programs. 401(k) matching contributions account for less than 0.1% of our NEOs’ compensation.
(2)	Total Annual Target Compensation percentages do not include special one-time awards.

Pay Measures

Our programs are designed to align the interests of our executives with the interests of our shareholders, and therefore link the drivers of short-term and long-term value creation with our executive compensation performance metrics. The performance metrics used in our 2025 incentive programs directly link Company performance to the compensation earned by each executive, with total shareholder return being the greatest link to compensation actually paid, as illustrated below.

Pay Measure	Description	Percent of CEO 2025 Total Target Compensation	Average Percent of non-CEO NEO 2025 Total Target Compensation
Absolute (and Relative) Total Shareholder Return	Our long-term incentive program grants equity-based awards with half of target value as time-vested restricted stock units and half as performance-based units determined by TSR performance relative to a peer group.	64% (32%)	36% (18%)
Net Income	Full-year GAAP net income accounted for 25% of the total weight of our AIP Scorecard.	5%	8%
Return on Equity	Full-year adjusted pre-tax return on equity (ROE), excluding notables, represented 25% of the total weight of our AIP Scorecard.(1)	5%	8%
Originations Growth	Refinance recapture rate and cash yield on owned servicing originations accounted for 15% of the total weight of our AIP Scorecard.	3%	5%
Servicing Growth	MSR UPB growth and subservicing growth accounted for 15% of the total weight of our AIP Scorecard.	3%	5%
Productivity	Expenses, either absolute or as a percentage of revenue, accounted for 10% of the total weight of our AIP Scorecard.	2%	3%
Employee Engagement	Employee engagement survey results accounted for 10% of the total weight of our AIP Scorecard.	2%	3%

(1)	For a discussion of how we measure adjusted pre-tax return on equity and a reconciliation to financial measures prepared under Generally Accepted Accounting Principles (GAAP), please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2026.

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Equity-based Compensation has Created Strong Alignment with Shareholder Value Creation

Our annual LTIP awards have created strong alignment between our NEOs’ total compensation and long-term shareholder value creation. These awards are a significant portion of total annual target pay for executives, and total outstanding award values place significant interest in long-term company share price performance.

The table below reflects each NEO’s annual target cash compensation and total equity holdings, excluding stock options, as of March 31, 2026, including shares of common stock beneficially owned and unvested restricted stock units. The table provides the value of those shares and restricted stock units based on the share price of our stock on March 31, 2026 and an illustrative diluted book value per share based on our publicly reported book value as of December 31, 2025. For example, the value of our CEO’s shares would increase 77% (an additional $27 million) if our shares were trading at fully diluted book value compared to the March 31, 2026 share price.

Value of Equity Held by Named Executive Officers(1)

				Value at $39.27 Share Price (price on 3/31/2026)		Value at $45.79 Share Price (price on 12/31/2025)		Value at $69.40 Fully Diluted Book Value Per Share(6)
Executive	Total Annual Target Cash Compensation ($)	Unvested Stock Units(1) (#)	Owned Shares(1)(3) (#)	Value(2)(4) ($)	% of Total Annual Target Cash Compensation	Value(2)(5) ($)	% of Total Annual Target Cash Compensation	Value(2)(6) ($)	% of Total Annual Target Cash Compensation
Glen A. Messina	2,500,000	414,661	394,802	35,318,103	1413%	41,181,969	1647%	62,416,000	2497%
Sean B. O’Neil	1,100,000	80,490	51,433	5,732,163	521%	6,683,875	608%	10,130,179	921%
Scott W. Anderson	1,000,000	58,547	43,265	4,507,332	451%	5,255,685	526%	7,965,593	797%
Aaron D. Wade	936,000	37,675	16,138	2,399,436	256%	2,797,815	299%	4,240,409	453%
Dennis Zeleny	1,000,000	62,127	29,007	4,088,007	409%	4,766,739	477%	7,224,540	722%
TOTAL	6,536,000	653,500	534,645	52,045,042	796%	60,686,082	928%	91,976,722	1407%

(1)	Total equity includes shares of common stock beneficially owned plus unvested restricted stock units. For the vesting terms of our restricted stock units, see “Executive Compensation—Compensation Discussion and Analysis—2025 Long-Term Incentive (LTIP) Awards.”
(2)	Values reflect all outstanding stock units, including cash settled restricted stock units and excluding stock options, as of March 31, 2026, with performance-based units adjusted for interim performance as of March 31, 2026, as outlined below in “Performance Results of Annual Long-Term Incentive Awards”. There is no guarantee that time-based units or performance-based units will vest. Vesting of cash-settled stock units will reduce totals shown above. See “Compensation Discussion and Analysis - 2025 Long-Term Incentive (LTIP) Awards” and “Outstanding Equity Awards at Fiscal Year-End”, below, for additional detail on outstanding restricted stock units.
(3)	“Owned Shares” represents shares beneficially owned as of March 31, 2026. Includes shares held jointly, indirectly by spouse, and indirectly by trust.
(4)	Calculations are based on $45.79 closing price per share of our common stock on December 31, 2025, and March 31, 2026 equity holdings. Our future stock price may vary materially from the closing price shown in the table.
(5)	Calculations are based on share price and equity holdings as of March 31, 2026. Our future stock price may vary materially from the closing price shown in the table. The closing price per share of our common stock on April 8, 2026 was $42.38 per share.
(6)	Calculations are based on March 31, 2026 equity holdings and December 31, 2025 fully diluted book value per share. Fully diluted book value per share is calculated based on the Company’s most recent publicly reported book value of $628 million and 8,521,636 shares outstanding at December 31, 2025, after giving effect to issuance of shares underlying vested and unvested restricted stock units.

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The total shares owned and outstanding units granted to NEOs as of March 31, 2026 represent 15.3% of the diluted weighted average number (8,637,309) of shares of the Company’s common stock issued and outstanding in the 2025 fiscal year. When coupled with the holdings of non-management directors, as shown above, these groups collectively own shares and outstanding units representing 17.9% of the Company’s 2025 diluted weighted average shares outstanding.

As described further below, all outstanding awards for executives have a one-year holding requirement on shares acquired upon vesting to continue to promote strong governance and risk management practices.

Parties Involved in Compensation Decisions

The governance of our executive compensation programs generally occurs through interaction of three groups: the Compensation Committee, the Compensation Committee’s independent compensation consultant, and management. On occasion and as it considered appropriate, the Compensation Committee enlists the advice of outside counsel specializing in executive and non-employee director compensation matters to assist it in fulfilling its responsibilities under the Compensation Committee’s charter.

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing the development and approval of our executive compensation and benefits policies and programs. The Compensation Committee, consisting of three independent directors, is responsible for the design, review and approval of all aspects of our executive compensation program. Among its duties, the Compensation Committee formulates recommendations to the Board of Directors for CEO compensation and reviews and approves all compensation recommendations for the other NEOs. Adjustments are made by the Compensation Committee in its judgment, taking into account compensation arrangements for comparable positions at peer group companies (discussed below), analysis prepared by WTW, the Compensation Committee’s independent compensation consultant, individual performance of the NEO, an assessment of the value of the individual’s performance going forward and compensation levels necessary to maintain and attract quality personnel. Compensation levels are also considered upon a promotion or other change in job responsibility. The Company considers feedback from shareholders, including feedback in the form of shareholder advisory votes on executive compensation. Additionally, the Compensation Committee reviews an annual risk assessment to evaluate the likelihood that NEO incentive compensation plans may induce management actions inconsistent with the Company’s risk appetite statement and core values.

The Compensation Committee’s review for NEOs also includes:

●	approval of the AIP Corporate Scorecard, which drives the variable short-term compensation for most of the company’s leadership, including the NEOs;

●	evaluation of individual performance results to determine the AIP individual performance multiplier of each NEO;

●	approval of any changes to compensation, including, but not limited to, base salary, short-term and long-term incentive award opportunities, and retention programs; and

●	evaluation of the market competitiveness of each NEO’s total compensation (and principal elements of compensation) against relevant comparator groups, including broad-based industry survey data provided by the Compensation Committee’s independent compensation consultant as well as a peer group of companies that are recommended to the Compensation Committee by its independent compensation consultant based on a number of factors, including industry (consumer finance, regional banks and mortgage finance), revenues, assets and number of employees, and comparable business operations. The peer group used to help inform compensation decisions from January through November 2025 is listed below.

Associated Banc-Corp	Mr. Cooper Group Inc.
Axos Financial, Inc.	PennyMac Financial Services, Inc.
BankUnited, Inc.	Radian Group Inc.
Finance of America Companies, Inc.	South State Corporation
Guild Holdings Company	UWM Holdings Corporation
LendingTree, Inc.	Walker & Dunlop, Inc.
loanDepot, Inc.	Webster Financial Corporation
MGIC Investment Corporation	WSFS Financial Corporation

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In November 2025, the Compensation Committee revised the peer group to the list below to accommodate mergers and acquisitions activity within the previous peer group, and to ensure the constituent companies remain aligned with Onity’s business model and key metrics noted above.

Associated Banc-Corp	Mr. Cooper Group Inc.
Axos Financial, Inc.	NMI Holdings, Inc.
BankUnited, Inc.	PennyMac Financial Services, Inc.
Finance of America Companies, Inc.	Radian Group Inc.
Guild Holdings Company	TFS Financial Corporation
LendingTree, Inc.	UWM Holdings Corporation
loanDepot, Inc.	Walker & Dunlop, Inc.
Merchants Bancorp	WSFS Financial Corporation
MGIC Investment Corporation

How We Make Compensation Decisions

Each year our executive and other compensation programs are developed and refined through a year’s worth of analysis and decision-making by the Compensation Committee. A typical year’s work is summarized below:

QUARTER 1		QUARTER 2		QUARTER 3		QUARTER 4
●	Evaluate the Company’s prior year performance against the financial and strategic metrics set forth in the prior year’s AIP scorecard.	●	Prepare the Compensation Committee’s report and CD&A for the Proxy Statement.	●	Undertake a review of the Company’s designated peer group to determine if any changes need to be made in order for it to remain appropriate.	●	Continue shareholder engagement focused on Say-on-Pay vote at the Annual Meeting.

●	Review and evaluate the individual performance of the CEO and each of our other NEOs and other executive officers.	●	Review and discuss Say-on-Pay voting recommendations from proxy advisory firms.	●	Commence shareholder engagement focused on the Say-on-Pay vote at the Annual Meeting to inform pay decisions and design compensation programs for the coming year.	●	Review the goals and objectives of the Company’s compensation programs.

●	Determine the payouts to be made under the AIP based on prior year’s performance.	●	Review and discuss the results of the voting at the Annual Meeting.	●	Review human capital initiatives to support growth.	●	Conduct an assessment of executive compensation and independent director compensation against peer group and relevant general survey data provided by the Compensation Committee’s independent compensation consultant.

●	Determine total target compensation levels for our NEOs and other executive officers, as informed by both market data and prior year’s performance.	●	Review reports from the Compensation Committee’s independent compensation consultants on practices and trends in the industry.			●	Conduct comprehensive, risk-based review of the Company’s compensation policies and practices that is designed to ensure appropriate mitigation of undue risk.

●	Establish the structure and targets for the current year’s AIP to align with the financial and strategic priorities for the Company.

●	Establish the structure for the current year’s LTIP awards, including relative TSR or other performance objective.

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Roles of Executive Officers

The CEO is involved in the recommendation of certain compensation arrangements for approval by the Compensation Committee. The CEO, with the assistance of the Chief Administrative Officer, annually reviews the performance of the executive officers and is involved in formulating recommendations regarding target and earned compensation for the executive officers (other than himself, whose performance is reviewed and compensation determined by the Compensation Committee). The CEO presents his conclusions and recommendations regarding annual compensation and annual incentive opportunity amounts for the executive officers to the Compensation Committee for its consideration and approval. In formulating the conclusions and recommendations for the Chief Audit Executive, Chief Financial Officer, Chief Risk and Compliance Officer, and Chief Administrative Officer, the CEO consults with the Chairs of the Audit Committee, Risk and Compliance Committee and Compensation Committee to incorporate the views and perspectives of the relevant committee chair. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such recommendations, subject to any applicable limits contained in any plan or agreements applicable to such awards. All compensation decisions with respect to the compensation of the CEO are made by the Compensation Committee, which consults with the other non-management directors and outside advisors to the extent it deems appropriate. The Chief Administrative Officer assists the CEO and the Compensation Committee by providing them with market data and other reference materials.

Role of Independent Compensation Consultant

The primary role of the Compensation Committee’s independent compensation consultant, WTW, is to provide advice to the Compensation Committee in connection with the development and approval of our compensation policies and programs. Except as otherwise noted in this Compensation Discussion and Analysis, the Compensation Committee’s decisions are the result of the Compensation Committee’s business judgment with respect to compensation matters, informed by the experiences of its members and analysis and input from independent compensation consultants, among other factors. The Compensation Committee has assessed the independence of WTW and has concluded that WTW’s engagement does not raise any conflict of interest with the Company or any of its directors or executive officers. WTW performs a number of services for the Compensation Committee, including but not limited to reviewing and providing guidance on:

●	design of the annual AIP and LTIP awards;

●	market competitiveness of compensation of our NEOs;

●	Company’s peer group for purposes of informing compensation decisions;

●	reports of proxy advisory firms, including ISS and Glass Lewis, relating to the proxy statement;

●	market competitiveness of the compensation of our independent directors; and

●	emerging best practices for executive and independent director compensation.

Shareholder Engagement and Consideration of Shareholder Advisors’ Input

The Compensation Committee and our Board of Directors value shareholder feedback and actively engage with our largest shareholders through outreach and direct meetings with active investors. The Committee also considers recommended best practices put forth by shareholder proxy advisory firms to the extent these institutions’ recommendations are aligned with the interests of our shareholders. Additionally, at the end of 2024, following a significant multi-year transformation, the company enhanced its Investor Relations function to develop a more proactive and robust shareholder engagement program, aiming to strengthen relationships with its shareholders.

In 2025, we reached out to 26 of our largest shareholders of record, accounting for 58% of outstanding shares as of May 1, 2025, requesting an audience to discuss our pay programs. We received responses from six shareholders, accounting for 21% of outstanding shares, thanking us for the outreach and either meeting with us or agreeing to reach back out as they needed. Members of both management and the Compensation Committee met with three shareholders, who were appreciative of the time to explain our programs, indicated support for how we select our peer group, discussed the Board’s involvement in setting AIP performance metrics and reviewing compensation design and performance, and asked about additional steps being taken to close the gap between market and book value.

Shareholder input has helped shape our approach towards our AIP scorecard and modifiers, as well as our LTIP awards and related performance metrics, and strengthened how we implement our pay-for-performance philosophy. We aspire to continued strong support for our executive pay decisions; in 2025, 76.1% of shareholder advisory votes were cast in favor of our Say-on-Pay proposal. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

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Key Governance Considerations in How We Design and Implement Our Compensation Programs

WHAT WE DO		WHAT WE DON’T DO
●	Pay for performance. Most of our NEOs’ pay is at-risk and not guaranteed. We set clear and transparent financial and strategic goals within our short- and long-term incentive awards which include performance-based vesting conditions.	●	No fixed term of employment agreements. We do not have employment agreements that provide for a fixed term of employment with any of our executive officers. Employment is at-will and provisions for separation and treatment of compensation is contained in applicable award documents or offer letters.

●

Discourage excessive risk taking. We operate within our risk management framework and include a balanced program design, multiple performance measures, claw-back and retention requirements. We also conduct an annual risk assessment of our NEO compensation plans to ensure they do not promote undue or excessive risk-taking.

●

No tax gross-ups. It is our policy to not provide tax gross-ups (other than for taxable relocation expenses for moves necessitated by our business), including tax gross-ups related to excess parachute payments as defined under section 280G of the Internal Revenue Code.

●

Retain an independent compensation consultant. The Compensation Committee has retained the services of WTW as an independent consultant that reports directly to the Chair of the Compensation Committee.

●

No option back-dating, re-pricing or reloading. We do not permit back-dating, re-pricing of stock options, or reloading of stock options. No stock options are granted with exercise prices that are below the closing price of our stock on the date of grant.

●	Caps on annual incentives. Our practice under the AIP provides for a maximum payout opportunity at 200% of the target incentive.	●

No hedging or pledging. We prohibit directors and all employees, including executive officers, from pledging shares of our stock as collateral for loans or for other reasons and from engaging in any activity that hedges the economic risk of an investment in our stock.

●	Require share holding after vesting. Effective with equity granted to executives on or after March 31, 2022, shares acquired on vesting pursuant to those awards will be subject to a one-year holding period.	●	No “single-trigger” LTIP awards. Our LTIP awards do not automatically vest upon the occurrence of a change in control. Rather, these awards include double-trigger provisions such that following a change in control a NEO will only receive accelerated payouts if terminated without cause or upon voluntary resignation for good reason.

Base Salaries and Annual Incentive Targets for our NEOs

Base salaries and annual incentive targets are intended to provide a target level of cash compensation that is competitive and appropriate for the responsibilities of the executive’s position. The Compensation Committee determines each executive’s compensation levels based on its assessment of the nature and scope of each executive officer’s responsibilities, experience and performance, and an assessment of compensation levels necessary to maintain and attract quality personnel as informed by peer group and general industry survey data. As of December 31, 2025, the variable (AIP) proportion of total target cash compensation is 60% for the CEO and 50% for other NEOs.

The table below reflects each NEO’s 2025 base salary and AIP target, which were unchanged from 2024.

Name	Annual Salary as of 12/31/2025 ($)	Annual AIP Target as of 12/31/2025 ($ and % of Salary)		Annual Total Target Cash Compensation as of 12/31/2025 ($ and % Increase from 12/31/2024)
Glen A. Messina	1,000,000	1,500,000	150%	—	—%
Sean B. O’Neil	550,000	550,000	100%	—	—%
Scott W. Anderson	500,000	500,000	100%	—	—%
Aaron D. Wade	480,000	456,000	95%	—	—%
Dennis Zeleny	500,000	500,000	100%	—	—%

(1)	Effective March 22, 2026. Mr. Messina’s AIP target was increased to $1,800,000, Mr. Wade’s salary and AIP target were each increased to $500,000, and Mr. Zeleny’s salary and AIP target were each increased to $525,000, all in recognition of significant contributions to the Company.

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2025 Annual Incentive Plan (AIP)

Our annual incentive compensation opportunity for eligible employees, including our executive officers, is provided under the Annual Incentive Plan. The AIP award opportunity motivates executives to deliver against the Board-approved business plan and the key initiatives that the Compensation Committee, working with the CEO, management and the Compensation Committee’s independent advisor, believes will enhance Company performance and create a path for long-term shareholder value.

AIP award opportunities for each NEO were based on a combination of organization and individual performance, as summarized below and followed with additional detail further below:

Baseline AIP Funding			Individual Awards (as % of Target)
Corporate Scorecard	x	Service Excellence Modifier	(	Organization Performance Funding	x	Individual Performance Multiplier	)	+	Net Income Modifier

1.	First, performance against the Corporate Scorecard objectives is used to calculate preliminary results.

2.	Scorecard results are then adjusted by a service excellence modifier to establish the baseline funding level and pool for the entire plan.

3.	From that pool, organizational performance funding is allocated to each business unit and its managing NEO based on an assessment of the business unit’s achievement of its key priorities and the corresponding contributions to overall Corporate Scorecard results.

4.	Each NEO’s award is adjusted based on an assessment of his or her individual performance against a number of key objectives unique to him or her, including demonstrated leadership in creating and sustaining a high-performing culture.

5.	Finally, select members of senior leadership, including all NEOs, have their award opportunities also subject to an additional funding modifier based on significant positive or negative net income results above or below the baseline Corporate Scorecard metric (described in “Net Income Modifier” below).

Corporate Scorecard

The Corporate Scorecard, which drives the overall funding for the AIP, is approved annually by the Compensation Committee. In determining whether to approve the Corporate Scorecard each year, the Compensation Committee considers a number of factors, including whether the goals are consistent with and likely to enhance corporate performance and long-term shareholder value and discourage executives from pursuing short-term goals that may not be consistent with achieving such long-term success, as well as the level of difficulty associated with attainment of each goal in the scorecard. Management and the Compensation Committee incorporate feedback from shareholders, analysts, consultants and other stakeholders when developing the scorecard objectives and metrics. The 2025 Corporate Scorecard objectives, shown below with final performance results, were directly aligned to the Board-approved 2025 business plan and our key business priorities, as follows:

1.	Profitability,
2.	Organic growth,
3.	Captivate our customers,
4.	Operational superiority,
5.	Shareholder relations,
6.	Talent and culture, and
7.	Technology, data science and machine learning.

Financial performance, including net income, return on equity and operating expense management, constituted 60% of the overall scorecard weight as sustaining profitability was critical to delivering on shareholder expectations. To emphasize the importance of GAAP net income in our 2025 scorecard, we included a potential penalty if GAAP net income results were again below threshold (see Net Income Modifier below).

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Additionally, we placed 30% weight on prudent growth initiatives, using objectives in MSR growth and recapture rate to emphasize the importance of originations success to our balanced business model, and again aligning our cash yield targets to levels that maximize MSR volume purchases and pre-tax net income based on our annual business plan. Our focus on maintaining key employees in the midst of change is vital to our long-term success and our mission, values and operating principles, and is reflected in the final 10% of the scorecard. Additionally, because “helping homeowners is what we do”, the scorecard results are adjusted +/- 20% by a service excellence modifier that assesses how we deliver on our commitments to our customers and clients.

The Compensation Committee establishes the “target” performance of each goal at a level that it intends to be challenging to achieve, a “threshold” level for each goal that must be met in order for any portion of the incentive to be paid with respect to that goal, and an outstanding or “maximum” level for each goal that would result in payment of the maximum bonus opportunity with respect to that goal. The chart below depicts the level of achievement for a given objective on the scorecard and the corresponding incentive leverage that is applied to the target funding for the given objective.

Level of Achievement	AIP Scorecard % of Target Opportunity	Service Excellence Modifier % of Target Opportunity
Maximum	150%	120%
Target	100%	100%
Threshold	50%	80%
Below Threshold	—%	80%

The Compensation Committee measured the level of performance achievement against scorecard and modifier objectives using quantitative assessments. The level of achievement was determined using straight-line interpolation between the “threshold”, “target” and “maximum” anchor posts, as applicable. Qualitative assessments were also applied to ensure achievement levels were consistent with expected broader strategic outcomes.

Prior to the Compensation Committee’s assessment of the level of performance achieved against scorecard and modifier objectives, the information on which the Compensation Committee based its assessment was first reviewed and verified by the Company’s internal audit, finance and risk management functions.

Based on the Company’s final performance and the relative weightings assigned to each objective in both the Scorecard and modifier, the overall Corporate Scorecard funding was 101.5%, which was then multiplied by the 110% service excellence modifier for total results of 112%. Our Corporate Scorecard and service excellence modifier and corresponding achievement levels for each are detailed below:

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Corporate Scorecard Objective	Objective Weight	Threshold	Target	Maximum	Performance Outcome	Performance Achievement	Weighted Performance Achievement
Enterprise Profitability(1)
1a. Full-Year GAAP Net Income ($M)	25%	$43.5	$58.1	$66.8	189.5	150%	38%
1b. Full-Year Adjusted Pre-Tax Return On Equity (Adjusted ROE)	25%	14.0%	18.7%	21.5%	16.7%	78%	20%
Prudent Growth
2a. Forward Refinance Recapture Rate Relative to Peers Percent of straight average of publicly reported refinance recapture rates from PFSI and RITM	7.5%	100%	110%	120%	106.4%	82%	6%
2b. Originations Cash Yield Correspondent originated and Co-Issue purchased at cash yields % higher than cost of capital	7.5%	0.00%	0.18%	0.36%	1.49%	150%	11%
2c. MSR Growth Gross Forward and Reverse MSR additions ($B UPB)	5%	$41.5	$46.7	$51.9	$51.5	146%	7%
2d. Subservicing Growth Gross Forward and Reverse subservicing additions, including MSR Asset Vehicle LLC and MSR-X ($B UPB)	5%	$49.5	$53.9	$58.3	$45.0	—%	—%
2e. Servicing End-of-Year Total UPB ($B)	5%	$318.3	$336.0	$353.7	$328.3	78%	4%
Segment Productivity
3a. Servicing Efficiency Ratio Adjusted operating Expense (excluding corporate overhead and notables) / Adjusted Net Revenue (excluding Float earnings)	5%	32.8%	31.2%	29.6%	32.9%	—%	—%
3b. Originations Efficiency Ratio Adjusted operating Expense (excluding corporate overhead) / Revenue	2%	63.9%	60.9%	57.8%	52.0%	150%	3%
3c. Corporate Functions Adjusted Operating Expenses ($M) Adjusted operating expenses before overhead allocations	3%	$157.5	$150.0	$142.5	$151.2	92%	3%
Employees
4. Engagement and Culture Index Employee engagement survey results versus 2024 (weighted percentage point difference)	10%	-6	+/-3	6	1.0	100%	10%
TOTAL	100%						101.5%

(1)	Full-Year GAAP Net Income and Adjusted Pre-Tax ROE are inclusive of expense accrual for AIP. For a discussion of how we measure adjusted pre-tax return on equity and a reconciliation to financial measures prepared under Generally Accepted Accounting Principles (GAAP), please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2026.

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Service Excellence Modifier

Corporate Scorecard results were adjusted based on how we performed in satisfying our customers and clients and meeting quality objectives. Our goals and key results are summarized below:

Customer & Client Segment and Service Excellence Metric	Metric Weight	Threshold	Target	Maximum	Performance Outcome	Performance Achievement	Weighted Performance Achievement
1. Lending - Retail Customer Average Quarterly Net Promoter Score (NPS) from Transactional Survey	15%	60	70	80	83	120%	18%
2. Lending - Third Party Client - Forward Average Quarterly NPS from CL Delegated Relationship Survey	7.5%	60	70	80	78	116%	9%
3. Lending - Third Party Client - Reverse Average Quarterly NPS from Reverse Wholesale/HCL Relationship Survey	7.5%	60	70	80	87	120%	9%
4. Servicing - Customer Q4 NPS, weighted by segment and contact format(1)	15%	41	44	47	44	97%	15%
5. Servicing - Subserviced Clients Tier 1-3 Subservicing Individual Client NPS (excludes Reverse)	15%	40	50	60	69	120%	18%
6. Servicing CFPB complaints per 1,000 loans	15%	0.71	0.67	0.63	0.80	80%	12%
7. Lending - Retail Originations Final significant defect rates monthly ending average(2)	10%	3%	2%	1%	0%	120%	12%
8. Servicing Percentage of operating metrics within specifications(3)	15%	95.0%	96.0%	96.5%	96.9%	120%	18%
TOTAL	100%						110%

(1)	NPS weighted 40% to forward contact, 40% to forward non-contact, and 20% to reverse contact.

(2)	Final significant defect rates are calculated as the sum of all defects identified as a part of Quality Assurance (QA) reviews divided by the total sample size over the same period.

(3)	Percentage of Servicing metrics within specifications is a meta-metric across the Servicing segment that is the sum of passing reviews from the Monthly Business Review and GSE QA divided by the total reviews.

Net Income Modifier

Award opportunities for select members of senior leadership, including all NEOs, were subject to an additional funding modifier based on Full-Year GAAP Net Income results (see objective 1a above): results below threshold level will reduce Corporate Scorecard funding for those participants by up to 15 percentage points, and results above maximum will increase Corporate Scorecard funding for those participants by up to 15 percentage points. The modifier is added or subtracted from final allocated funding, described further below.

	Negative Modifier (Up to -15%)		Positive Modifier (Up to 15%)
Net Income Modifier	Negative Modifier Maximum	Scorecard Threshold	Scorecard Maximum	Positive Modifier Maximum	Performance Outcome	Modifier Results
1a. Full-Year GAAP Net Income ($M)(1)	$34.8	$43.5	$66.8	$80.1	189.5	15%

(1)	Modifiers are 20% below and above scorecard objective 1a’s threshold ($34.8M from $43.5M) and maximum ($80.1M from $66.8M), respectively.

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Organizational Performance Funding Allocation by Business Unit

Upon approval of the Corporate Scorecard and Modifier results, funding is allocated to each business unit based on the Compensation Committee’s assessment of the business unit’s contributions to scorecard achievement, which is informed by the CEO’s recommendation. The assessment is based on the business unit’s achievement of a unique set of financial and operating objectives required to support the key priorities reflected in the Corporate Scorecard and service excellence modifier.

Each NEO worked with the CEO to develop their unique set of key priorities in their respective area of responsibility, which included specific cost or profitability targets, and were weighted depending upon their relative importance to overall organization success. These priorities are outlined in the Performance Assessments section below.

Individual Performance Multiplier

The Compensation Committee is accountable for reviewing and approving the full-year performance evaluations and recommended performance appraisal ratings for each member of the executive leadership team, including the CEO. The Compensation Committee considers recommendations from the CEO in determining performance appraisal ratings of the other NEOs. The CEO’s performance appraisal rating is determined by the Compensation Committee in consultation with the other independent directors.

The documentation provided to the Compensation Committee includes the executives’ self-assessments capturing their views on their performance against each of the objectives they and the CEO agreed to at the start of the year, as well as those that may have been introduced as a result of emerging priorities during the year. The objectives fell into four weighted categories:

●	Key business unit and functional priorities (50% weight) reflected individual goals required to meet the objectives contained in the Corporate Scorecard and service excellence modifier;

●	Talent and culture metrics (20%) assessed building a team that is transformational, forward looking, agile and innovative, and evolving our culture with a strong customer and growth mindset and a passion to drive customer and market-facing decisions and outcomes with speed;

●	Risk and compliance metrics (20% weight) assessed executive performance in promoting a culture of appropriate risk and compliance through training and policy review and adherence, remediating any identified issues, and lack of any material findings relating to audit protocols under the Sarbanes-Oxley Act or examination matters; and

●	Leadership expectations and behaviors (10% weight) consistent with The Onity Way, including:

●	Live It: Exemplify our mission, values, operating principles and leadership behaviors, integrity first, always compliant

●	Own It: Behave as owners, obsess over customers, employees and targets, confront reality, address consequences, no victims or excuses

●	Lead It: Manage to outcomes, trust and verify, details matter, contribute to winning, help your peers and teammates succeed

●	Drive It: Move with energy and urgency, anticipate, communicate, be agile and resilient, always drive forward progress

●	On It: Act, deliver results, be an agent of change, envision a new reality, thing big and broad, build consensus, set aspirational goals and exceed them

●	Build and motivate a high performing team by identifying and securing top talent to increase performance, convincing others of the need for change to support critical organizational objectives, and actively holding people accountable for results and behaviors.

●	Embrace our service excellence philosophy by supporting its standards of delivering on commitments to customers, clients, investors and colleagues through caring service, integrity and creative solutions.

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The Compensation Committee evaluates the proposed results and performance appraisal recommendations and determines the final incentive compensation awards for each executive. Each executive receives an individual performance appraisal rating against a 5-point scale with an “individual performance multiplier” that is applied to their funded annual incentive opportunity, as described above.

The value for the multiplier is determined by the Compensation Committee and is not to exceed the value shown in the chart below.

Individual Performance Rating	Individual Performance Multiplier
Outstanding Performance	Up to 125%
Highly Effective Performance	Up to 110%
Effective Performance	Up to 105%
Inconsistent Performance	Up to 75%
Unsatisfactory Performance	0%

Performance Assessments and Calculation of Total 2025 AIP Awards

The industry and market environment evolved quite differently than what was anticipated in the Board-approved financial plan, which sets business unit and functional financial and operating objectives and AIP targets. Higher interest rates in the first half of the year favored our servicing segment, while declining interest rates in the second half of the year favored the origination segment. Changes in the FHA loss mitigation rules, delayed changes to the government insured reverse mortgage loan program, and the impact of the government shut down on certain borrowers, drove higher cost and lower revenues in our servicing segment.

After careful consideration, the Compensation Committee – and the full Board, in the case of the CEO – assessed each NEO’s performance leading their respective business unit’s achievement of its financial and operating objectives in the context of the business environment to determine organizational performance funding, and assigned individual performance multipliers reflective of risk and compliance objectives and leadership expectations and behaviors that further differentiated their performance. The following summarizes the performance of each executive and his respective business unit:

Glen Messina

As CEO, Mr. Messina received a total award of 138% of target, with key accomplishments described below.

●	Built and managed a balanced and diversified business that delivered increased profitability across both servicing and originations, achieving a 12-year high in full-year GAAP net income as well as double digit adjusted ROE for the third consecutive year.

●	Strengthened capital structure and balance sheet durability, increasing share price by 49% and book value per share by 31% year-over-year, reducing leverage to 2.6x debt to equity, optimizing growth capacity through disciplined capital deployment, and improving earnings resilience across rate cycles.

●	Drove prudent growth while navigating through shifting interest rates and policy changes, including strong recapture performance, record originations volume, growing the servicing portfolio consistent with capital-light strategy, and disciplined and dynamic MSR management.

●	Maintained top-tier AI-enabled servicing operations and cost performance by investing in innovation, maintaining continuous cost improvement discipline and optimizing technology and global operations, and delivered positive customer experiences through technology interfaces and proactive outreach.

●	Introduced new products and enhanced existing offerings to meet customer needs and expand market opportunities, including FlexIQ non-qualified mortgage product and closed-end seconds, and fostered a holistic, customer-centric philosophy throughout our operations, programs and processes.

●	Drove the company’s “Customer for Life” strategy resulting in continued improvement in consumer and client customer net promoter scores and on-line ratings, enabled by continued focus on maintain high employee engagement and cultural alignment with the “Onity Way”.

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Sean O’Neil

Mr. O’Neil’s key priorities for the finance organization included financial reporting and forecasting, treasury and cash management, balance sheet optimization, and shareholder relations. He received a total award of 135% of target, with key accomplishments described below.

●	Drove strong financial performance, effective expense management and disciplined business investments, supporting GAAP net income outperformance including a significant partial release of the company’s deferred tax asset valuation allowance.

●	Increased capacity for growth by architecting complex asset migrations and establishing ongoing capital transfer mechanisms to optimize liquidity and regulatory capital buffers across legal entities.

●	Advanced data science and analytics to improve profitability and risk management by deploying and evolving machine learning to enable more targeted, value-accretive information and insights to drive higher recapture rates and collections effectiveness and reduce default management cycle times.

●	Delivered meaningful cash-flow improvement and reduced funding costs by driving targeted liquidity initiatives and diversification of lender capacity, lowering funding risk and positioning the Company for sustained growth in 2026.

Scott Anderson

Mr. Anderson’s key priorities for the servicing organization included delivering efficient and compliant operational performance, top-tier client and investor outcomes and exceptional customer service. He received a total award of 121% of target, with key accomplishments described below.

●	Drove improved collections effectiveness and operating cost efficiency, and reduced servicing advances to partially offset the unfavorable impact of declining interest rates, mortgage program rule changes and delays and the government shut-down.

●	Delivered continued top-tier outcomes in key investor scorecard metrics, subservicing client operating objectives, and key company operating and risk scorecard metrics.

●	Invested in the necessary specialized talent, operating systems, and business processes to support the company’s growth objectives in business purpose residential subservicing and reverse mortgage loan asset management activities,

●	Enhanced efficiency and cost performance by deploying AI and automation across call mining, document processing, image analysis, and legal fee workflows, reducing manual effort, strengthening risk detection, improving accuracy and contributing to measurable year over year operational savings.

●	Advanced the customer experience by deploying AI-enhanced call center tools, strengthening onboarding communications, expanding digital self-service and launching an internal knowledge chatbot to improve agent accuracy.

●	Supported growth and recapture objectives by implementing new products and services, rolling out servicing platform innovations, improving call center tools and client self-service technology and improving communications and processes.

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Aaron Wade

Mr. Wade’s key priorities for the corporate development organization included hedging our MSR portfolio, overseeing capital markets, pricing and asset management and identifying strategic opportunities. He received a total award of 137% of target, with key accomplishments described below.

●	Directed MSR and mortgage pipeline hedge activities which delivered superior outcomes and lower cost compared to the financial plan, significantly contributing to above-target net income results, building hedging and risk management into a competitive advantage.

●	Delivered capital markets loans sales performance that bolstered originations financial results and supported growth in new products.

●	Continued to expand and develop our asset management business and dynamic approach to MSR investment, capitalizing on opportunistic asset purchases and sales to generate significant liquidity and incremental operating income.

●	Advanced non-agency loan initiatives and strengthened enterprise-wide credit risk oversight by establishing a new credit policy function and portfolio credit performance monitoring to support future product growth.

●	Negotiated an agreement to sell the Company’s reverse mortgage servicing rights and loan origination platform at book value (subject to regulatory approval) and long-term subservicing agreement with Finance of America Reverse LLC, expected to enable redeployment of capital and simplification of our business.

●	Managed key relationships with Oaktree, MSR Asset Vehicle LLC (MAV), Waterfall Asset Management LLC, Rithm and other parties critical to the success of our servicing platform and capital light growth strategy.

Dennis Zeleny

Mr. Zeleny’s key priorities as Chief Administrative Officer included overseeing the human resources, information technologies, transformation management, communication, procurement, corporate insurance, international operations and facilities functions. These groups provide the raw materials – people, processes and technology – that enable our enterprise-wide business activities to drive growth, operational excellence, and customer satisfaction. He received a total award of 134% of target, with key accomplishments described below.

●	Developed and executed the human capital agenda, including staffing, talent development, succession planning, employee engagement, inclusion, reward and recognition and learning programs that drive our culture, human capital performance, development and retention resulting in an 86% employee engagement score.

●	Drove disciplined business process transformation savings and capability building in Asia-Pacific, exceeding cost reduction targets while ensuring a highly skilled, engaged and productive workforce.

●	Led the project management oversight for process and cost optimization projects that improved organizational efficiency and productivity by levering technology and AI tools, renegotiating vendor contracts and upskilling workforce.

●	Led the technology innovation and automation center of excellence to evaluate emerging AI applications and technologies, partner with business operating leaders to implement robotics and vision processing natural language processing applications, resulting in automated processing of over 2.5 million documents per month, addressing nearly 90% of customer inquiries through digital interface channels, and saving over 80,000 hours of manual work effort per quarter.

●	Directed the company’s technology delivery model toward product-centric execution, standing up initial product, experience and platform teams with charters and roadmaps, and establishing governance to accelerate AI-driven business outcomes with clear accountability.

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2025 Long-Term Incentive (LTIP) Awards

The annual grant of LTIP awards is designed to promote actions and decisions aligned with our strategic objectives and reward our executives and other program participants for long-term value creation for our shareholders in a manner that is consistent with our pay-for-performance philosophy. The Compensation Committee periodically reviews the granting of equity awards to employees based on such factors as Company performance, market competitive conditions and advice from its independent compensation consultant.

Our long-term incentive opportunity for eligible employees, including executive officers, was provided through equity awards under the 2021 Equity Incentive Plan (the 2021 Plan) adopted by shareholders on May 25, 2021 and most recently amended May 28, 2024. The 2021 Plan authorized the grant of restricted stock, restricted stock units, options, stock appreciation rights or other equity-based awards, including cash-settled awards, to our employees (including executive officers), directors, advisors and consultants. We have made grants under the 2021 Plan only to employees and directors. We implemented the 2021 Plan to motivate employees to make extraordinary efforts to achieve significant improvements to shareholder value, support retention of key employees and align the interests of our employees with the interests of our shareholders.

2025 LTIP awards include both a time-vesting component for retention purposes and a performance-based component to align with pay-for-performance objectives. Half of the target value is granted as RSUs vesting in equal thirds on the first, second and third anniversaries of the grant, and half is granted as PRSUs vesting on the third anniversary of the grant based on TSR compared to a performance peer group selected for the awards.

The use of the relative TSR metric aligns management incentives directly with shareholder value creation within the context of our industry segment. The Compensation Committee selected the following peer group as the comparator for relative TSR performance, including competitors in the mortgage finance industry and mortgage real estate investment trusts.

Annaly Capital Management, Inc.	PennyMac Financial Services, Inc.
Better Home & Finance Holding Co.	Radian Group Inc.
Cherry Hill Mortgage Investment Corporation	Redwood Trust, Inc.
Finance of America Companies, Inc.	Rithm Capital Corp.
Guild Holdings Company	Rocket Companies, Inc.
loanDepot, Inc.	Two Harbors Investment Corp.
MGIC Investment Corporation	UWM Holdings Corporation
Mr. Cooper Group Inc.

Peers that cease to be publicly-traded during the measurement periods due to acquisitions are not included in assessing relative performance.

The PRSUs use four distinct weighted performance periods to measure overall performance, three annual periods and one three-year period, as shown below. This structure assigns a weight more than three times greater to the three-year period while also providing incentive for year-over-year improvements compared to the peer group, providing balance between ongoing and long-term shareholder value alignment.

Period #	Measurement Period	% of Target PRSUs Assigned to Measurement Period
1	March 15, 2025 - March 15, 2026	15%
2	March 15, 2026 - March 15, 2027	15%
3	March 15, 2027 - March 15, 2028	15%
4	March 15, 2025 - March 15, 2028	55%

If the Company achieves relative TSR at the (i) 25th percentile of its peer group for any measurement period (threshold level), 50% of the target PRSUs assigned to the measurement period are eligible to vest, (ii) 50th percentile of its peer group for any measurement period (target level), 100% of the target PRSUs assigned to the measurement period are eligible to vest, and (iii) 100th percentile, or ranked first overall, of its peer group for any measurement period (maximum level), 200% of the target PRSUs assigned to the measurement period are eligible to vest. The number of target PRSUs that may be eligible to become vested based on relative TSR performance during each measurement period is interpolated between the applicable performance levels. No PRSUs will be earned for a specific measurement period if TSR is below threshold. Units credited based on TSR for any performance period are subject to continued service through the third anniversary of the grant.

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The table below shows the annual target value opportunities for our NEOs, as approved by the Compensation Committee, granted in 2025, which will be settled in cash except for Mr. Messina’s RSUs which will be settled in shares.

Name	Annual Target Value Granted as Restricted Stock Units ($)	Annual Target Value Granted as Performance-Restricted Stock Units ($)	Total Annual Target Value ($)(1)
Glen A. Messina	2,250,000	2,250,000	4,500,000
Sean B. O’Neil	325,000	325,000	650,000
Scott W. Anderson	300,000	300,000	600,000
Aaron D. Wade	187,500	187,500	375,000
Dennis Zeleny	300,000	300,000	600,000

(1)	Our 2026 LTIP grant was made March 15, 2026. Mr. O’Neil’s target value increased to $825,000, Mr. Wade’s target value increased to $550,000 and Mr. Zeleny’s target value increased to $750,000, in recognition of significant contributions to the Company.

To account for the volatility of the market at the time of grant and as approved by the Compensation Committee, target values set forth in the table above were converted into the target number of units granted based on the 30-trading-day average closing share price ending on the grant date rather than the closing share price on that date. Grants for all NEOs were made on March 15, 2025 using the 30-trading-day average closing share price of $33.57 rather than the $30.28 closing share price on that date, resulting in a 10% decrease in the number of units granted compared to the number of units that would have resulted using $30.28 as the denominator. When combined with the application of the Monte Carlo simulation to the performance-based restricted stock units, as discussed in footnote (2) to the Summary Compensation Table, accounting grant date fair values for the awards were less than 1% lower than the values reflected in the above table.

Performance Results of Annual Long-Term Incentive Awards

Since the annual LTIP program was introduced March 29, 2019, half of all executives’ annual long-term equity targets have been granted as performance-based units based on TSR performance during applicable measurement periods to align with pay-for-performance objectives.

In 2020, we adopted a multi-period relative TSR performance measurement structure used through 2025, in which the final number of PRSUs that are eligible to vest is determined by Onity’s TSR rank relative to a performance peer group during each of four weighted performance periods – three annual periods and one three-year period – as described above. Each LTIP grant year uses a different performance peer group, and the performance periods are established based on the grant date and subsequent anniversaries. Following is an outline of performance for awards granted 2020-2025 as of March 31, 2026.

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Performance Period	1 (Year 1)	2 (Year 2)	3 (Year 3)	4 (Years 1-3)	Total
Weight	15%	15%	15%	55%	100%
3/30/2020 LTIP PRSU Performance(1)
Relative TSR Percentile	70.7%	26.9%	97.6%	80.3%	—
Achievement Level	141.4%	53.8%	195.2%	160.6%	—
Weighted Achievement	21.2%	8.1%	29.3%	88.3%	146.9%
3/2/2021 LTIP PRSU Performance(2)
Relative TSR Percentile	87.6%	66.6%	10.3%	57.1%	—
Achievement Level	175.2%	133.2%	—%	114.2%	—
Weighted Achievement	26.3%	20.0%	—%	62.8%	109.1%
3/31/2022 LTIP PRSU Performance(3)
Relative TSR Percentile	90.9%	6.1%	80.5%	39.0%	—
Achievement Level	181.8%	—%	161.0%	78.0%	—
Weighted Achievement	27.3%	—%	24.2%	42.9%	94.3%
4/3/2023 LTIP PRSU Performance(4)
Relative TSR Percentile	6.0%	82.5%	100.0%	51.4%	—
Achievement Level	—%	165.0%	200.0%	102.8%	—
Weighted Achievement	—%	24.8%	30.0%	56.5%	111.3%
3/29/2024 LTIP PRSU Performance(5)
Relative TSR Percentile	75.4%	92.0%	50.0%	91.9%	—
Achievement Level	150.8%	184.0%	100.0%	183.8%	—
Weighted Achievement	22.6%	27.6%	15.0%	101.1%	166.3%
3/15/2025 LTIP PRSU Performance(6)
Relative TSR Percentile	84.8%	50.0%	50.0%	82.9%	—
Achievement Level	169.6%	100.0%	100.0%	165.8%	—
Weighted Achievement	25.4%	15.0%	15.0%	91.2%	146.6%

(1)	2020: Final results as of March 30, 2023.

(2)	2021: Final results as of March 2, 2024.

(3)	2022: Final results as of March 31, 2025.

(4)	2023: Results for Periods 1 and 2 are final. For illustrative purposes only, Periods 3 and 4 reflect interim results.

(5)	2024: Results for Periods 1 and 2 are final. For illustrative purposes only, Period 3, which has less than one week of performance, is shown at target (50th percentile), and Period 4 reflects interim results.

(6)	2025: Results for Period 1 are final. Period 4 reflects interim results and Periods 2 and 3, which either have less than one month of performance or have not yet begun, are shown at target (50th percentile).

Other Compensation

Our policy with respect to employee benefit plans generally is to provide benefits to our employees, including our executive officers, which are comparable to benefits offered by companies of a similar size. We believe that a competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly-qualified employees. Our NEOs participate in the benefit plans offered to our salaried employees, generally, including medical, dental, life and disability insurance plans, and a 401(k) plan.

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Stock Ownership and Trading Policies

As described above, we have adopted an Insider Trading Prevention Policy governing the purchase, sale and other dispositions of our securities by our directors, officers and employees. This policy also prohibits activities involving short sales, use of margin accounts, pledging and other hedging activities involving the Company’s securities.

Although we do not have stock ownership requirements for our executives (other than Mr. Messina, who is subject as director to our Corporate Governance Guidelines regarding stock ownership and retention), our philosophy is that equity ownership by our executives is important to attract, motivate and retain executives, as well as to align their interests with those of our shareholders. The Compensation Committee believes that the Company’s equity plans are adequate to achieve this philosophy. Additionally, effective with equity granted to executives on or after March 31, 2022, shares acquired on vesting pursuant to those awards will be subject to a one-year holding period.

Clawback Policy

The Company adopted an incentive compensation clawback policy on November 10, 2023 that complies with the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related stock exchange listing rules. The Company’s rights to recoupment under the clawback policy are in addition to any other rights of recoupment under the terms of any equity incentive plan or individual award.

Restrictive Covenants

All of our NEOs have executed an intellectual property and non-disclosure agreement. This agreement requires the NEO to hold all “confidential information” in trust for us and prohibits the NEO from using or disclosing such confidential information except as necessary in the regular course of our business or as otherwise required by law. In connection with the special cash awards granted in 2020, Messrs. Anderson and Zeleny agreed to certain non-compete covenants during their term of employment. From time to time, we enter into separation agreements with executive officers that contain non-competition and non-solicitation provisions. In addition, certain of our equity award agreements contain provisions that provide that post-retirement vesting or exercise of the award, as applicable, is dependent on compliance with certain covenants.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to its “covered employees.” As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company of various payments and benefits, including the impact of Section 162(m). However, we reserve the right to design programs that may not be deductible under Section 162(m) if we believe they are nevertheless appropriate to help achieve our executive compensation program objectives, and in any case, there can be no assurance that any compensation paid by the Company will be fully deductible.

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Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 14, 2026	Compensation Committee:
Jacques J. Busquet, Chair
Claudia Merkle, Director
Kevin Stein, Director

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Summary Compensation Table - 2023, 2024 and 2025

The following table provides information concerning the compensation of our named executive officers for the 2025, 2024 and 2023 fiscal years. For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Glen A. Messina	2025	1,000,000	—	4,473,182	—	2,070,464	10,500	7,554,146
President and Chief	2024	1,000,000	—	4,636,793	—	2,801,316	10,350	8,448,459
Executive Officer	2023	1,000,000	—	5,563,820	—	1,580,061	9,900	8,153,781
Sean B. O’Neil(4)	2025	550,000	150,000	646,110	—	744,810	10,500	2,101,420
Executive Vice President	2024	550,000	125,000	753,467	—	900,000	10,350	2,338,817
and Chief Financial Officer	2023	550,000	250,000	1,088,238	—	569,388	—	2,457,626
Scott W. Anderson	2025	500,000	—	596,425	—	605,000	10,500	1,711,925
Executive Vice President	2024	500,000	—	695,519	—	884,000	10,350	2,089,869
and Chief Servicing Officer	2023	500,000	—	1,053,239	—	574,750	9,900	2,137,889
Dennis Zeleny	2025	500,000	—	596,425	—	668,250	10,500	1,775,175
Executive Vice President	2024	500,000	—	695,519	—	880,000	10,350	2,085,869
and Chief Administrative Officer	2023	500,000	—	1,029,589	—	563,750	9,900	2,103,239
Aaron D. Wade	2025	480,000	—	372,743	—	622,212	10,500	1,485,455
Executive Vice President, Chief Investment Officer	2024	432,945	—	573,848	—	829,000	10,350	1,846,143

(1)	Represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC 718. These amounts do not represent the actual amounts paid to or realized by the executive. We based the grant date fair value of stock awards with a service condition on the closing prices of our common stock as reported on the New York Stock Exchange on the date of grant of the awards. The grant date fair value of stock unit awards with both a service condition and a market-based vesting condition is based on the output of a Monte Carlo simulation. Additional detail regarding the calculation of these values is included in Note 23 to our audited financial statements for the fiscal year ended December 31, 2025, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 17, 2026. As to the stock awards granted in 2025 with market-based vesting conditions, the grant date fair value of each of these awards (calculated based on the output of a Monte Carlo simulation, which is the value of these awards included in the Summary Compensation Table above) is presented in the “Grants of Plan-Based Awards for 2025” table below, and the value of these awards assuming that the highest level of performance conditions will be achieved is $6,916,877 for Mr. Messina, $999,079 for Mr. O’Neil, $922,268 for Mr. Anderson, $922,268 for Mr. Zeleny and $576,372 for Mr. Wade.

(2)	Represents annual cash incentive compensation earned in the corresponding year and paid in the first quarter of the following year.

(3)	Reflects employer matching contributions made under the Onity Group Inc. 401(k) Savings Plan.

(4)	Mr. O’Neil assumed the role of Executive Vice President and Chief Financial Officer on June 13, 2022. In 2025, he received the final installment of his signing bonus, which is reported in the “Bonus” column.

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Grants of Plan-Based Awards for 2025

The following table provides information related to awards granted in 2025 under our 2021 Equity Incentive Plan and our Annual Incentive Plan, as amended.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($)	Awards (2) ($)
Glen A. Messina	3/15/2025	(3)	—	—	—	33,512	67,024	134,048	—	—	—	2,443,695
	3/15/2025	(4)	—	—	—	—	—	—	67,024	—	—	2,029,487
	3/28/2025		750,000	1,500,000	3,000,000	—	—	—	—	—	—	—
Sean B. O’Neil	3/15/2025	(3)	—	—	—	4,840	9,681	19,362	—	—	—	352,969
	3/15/2025	(4)	—	—	—	—	—	—	9,681	—	—	293,141
	3/28/2025		275,000	550,000	1,100,000	—	—	—	—	—	—	—
Scott W. Anderson	3/15/2025	(3)	—	—	—	4,468	8,937	17,874	—	—	—	325,843
	3/15/2025	(4)	—	—	—	—	—	—	8,936	—	—	270,582
	3/28/2025		250,000	500,000	1,000,000	—	—	—	—	—	—	—
Dennis Zeleny	3/15/2025	(3)	—	—	—	4,468	8,937	17,874	—	—	—	325,843
	3/15/2025	(4)	—	—	—	—	—	—	8,936	—	—	270,582
	3/28/2025		250,000	500,000	1,000,000	—	—	—	—	—	—	—
Aaron D. Wade	3/15/2025	(3)	—	—	—	2,792	5,585	11,170	—	—	—	203,629
	3/15/2025	(4)	—	—	—	—	—	—	5,585	—	—	169,114
	3/28/2025		228,000	456,000	912,000	—	—	—	—	—	—	—

(1)	These amounts represent the potential non-equity compensation that would have been earned by each respective executive officer for 2025 service under the different achievement levels under their 2025 annual incentive opportunity, which are more fully discussed in “Compensation Discussion and Analysis,” pursuant to our Annual Incentive Plan. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer within the first four months of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers for 2025 service is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)	See footnote (1) under “Summary Compensation Table” above for detail regarding the methodology used to calculate Grant Date Fair Value.

(3)	PRSU awards are earned based on the Company’s TSR relative to its peer group during multiple performance periods spanning March 15, 2025 through March 15, 2028, and vest at the third anniversary of the grant date. Awards will be settled in cash, if earned. Refer to “Compensation Discussion and Analysis - 2025 Long-Term Incentive (LTIP) Awards” for additional details.

(4)	RSU awards granted on March 15, 2025, vest in three equal installments on the first, second and third anniversary dates of the grant, subject to continued employment. Mr. Messina’s awards will be settled in equity, but RSUs do not entitle the holder to any rights of a shareholder with respect to any of the shares subject to the award until such units are vested. All other awards will be settled in cash.

Policies and Practices related to the Grant of Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features, and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2025 for our named executive officers.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Glen A. Messina	17,799	61.80	10/4/2028	-		-	-		-
	-	-	-	23,376	(3)	1,070,387	-		-
	-	-	-	51,027	(4)	2,336,526	-		-
	-	-	-	67,024	(5)	3,069,029	-		-
	-	-	-	-		-	140,252	(6)	6,422,139
	-	-	-	-		-	153,080	(7)	7,009,533
	-	-	-	-		-	134,048	(8)	6,138,058
Sean B. O’Neil	-	-	-	12,887	(9)	590,096	-		-
	-	-	-	3,799	(3)	173,956	-		-
	-	-	-	8,292	(4)	379,691	-		-
	-	-	-	9,681	(5)	443,293	-		-
	-	-	-	-		-	22,792	(6)	1,043,646
	-	-	-	-		-	24,876	(7)	1,139,072
	-	-	-	-		-	19,362	(8)	886,586
Scott W. Anderson	-	-	-	3,506	(3)	160,540	-		-
	-	-	-	7,654	(4)	350,477	-		-
	-	-	-	8,936	(5)	409,179	-		-
	-	-	-	-		-	21,038	(6)	963,330
	-	-	-	-		-	22,962	(7)	1,051,430
	-	-	-	-		-	17,874	(8)	818,450
Dennis Zeleny	-	-	-	3,506	(3)	160,540	-		-
	-	-	-	7,654	(4)	350,477	-		-
	-	-	-	8,936	(5)	409,179	-		-
	-	-	-	-		-	21,038	(6)	963,330
	-	-	-	-		-	22,962	(7)	1,051,430
	-	-	-	-		-	17,874	(8)	818,450
Aaron D. Wade	-	-	-	1,753	(3)	80,270	-		-
	-	-	-	4,114	(4)	188,380	-		-
	-	-	-	5,585	(5)	255,737	-		-
	-	-	-	-		-	10,518	(6)	481,619
	-	-	-	-		-	12,342	(7)	565,140
	-	-	-	-		-	11,170	(8)	511,474

(1)	Consists of equity awards with respect to which, as of December 31, 2025, the applicable time-based and/or performance vesting criteria have not been met.

(2)	The dollar amounts shown in these columns are determined by multiplying the number of unvested shares or units subject to the award by $45.79, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2025.

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(3)	Represents RSUs granted April 3, 2023. One-third of granted units vested on each of the first and second anniversaries of the grant, with the remaining units vesting on the third anniversary of the grant date, and which will settle in shares.

(4)	Represents RSUs granted March 29, 2024. One-third of granted units vested on the first anniversary of the grant, with the remaining units vesting in equal tranches on the second and third anniversaries of the grant date, and which will settle in shares.

(5)	Represents RSUs granted March 15, 2025, vesting in equal tranches on the first, second and third anniversaries of the grant date, and which will settle in shares for Mr. Messina and cash for all others.

(6)	Represents PRSUs granted April 3, 2023, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to its peer group during four weighted performance periods (the first from April 3, 2023 through April 3, 2024 weighted at 15%, the second from April 3, 2024 through April 3, 2025 weighted at 15%, the third from April 3, 2025 through April 3, 2026 weighted at 15%, and the fourth from April 3, 2023 through April 3, 2026 weighted at 55%). Performance during the first and second periods earned 0% and 165% of target units, respectively, subject to continued vesting requirements. Amounts reported assume maximum levels of achievement.

(7)	Represents PRSUs granted March 29, 2024, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to its peer group during four weighted performance periods (the first from March 29, 2024 through March 29, 2025 weighted at 15%, the second from March 29, 2025 through March 29, 2026 weighted at 15%, the third from March 29, 2026 through March 29, 2027 weighted at 15%, and the fourth from March 29, 2024 through March 29, 2027 weighted at 55%). Performance during the first period earned 151% of target units, subject to continued vesting requirements. Amounts reported assume maximum levels of achievement.

(8)	Represents PRSUs granted March 15, 2025, vesting on the third anniversary of the grant date. These PRSUs are earned based on the Company’s TSR relative to its peer group during multiple performance periods between March 15, 2025 through March 15, 2028, as described in the “2025 Long-Term Incentive Awards” section above, and which will settle in cash, if earned. Amounts reported assume maximum levels of achievement.

(9)	Represents RSUs granted June 13, 2022 to Mr. O’Neil. One-fourth of granted units vested on each of the first. second and third anniversaries of the grant, with the remaining units vesting on the fourth anniversary of the grant date, and which will settle in shares.

Option Exercises and Stock Vested During 2025

The following table provides information relating to the amounts realized on the exercise of options and the vesting of restricted stock during fiscal year 2025 for the individuals named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Glen A. Messina	—	—	142,751	4,533,312
Sean B. O’Neil	—	—	37,545	1,357,282
Scott W. Anderson	—	—	19,065	604,121
Dennis Zeleny	—	—	16,718	528,266
Aaron D. Wade	—	—	18,981	629,504

(1)	No options were exercised during 2025.

(2)	The dollar amounts shown in this column for stock awards are calculated based on the closing price of a share of our common stock on the New York Stock Exchange on the date of vesting.

Potential Payments upon Termination or Change in Control

We would treat any termination of employment of a named executive officer as we believe is appropriate in light of the circumstances, subject to the terms of our agreements with the executive, including Severance Plans, employment offer letters, any equity award agreement and the intellectual property, non-disclosure, non-competition and non-solicitation agreements discussed above under “Restrictive Covenants,” and our clawback policy, as applicable. In addition, a named executive officer would typically retain any vested portion of prior equity awards granted through our prior 2007 and 2017 equity incentive plans and the 2021 Plan.

We believe that the provisions in our option, RSU and PRSU award agreements relating to change in control support our compelling business need to incentivize the retention of key employees during the uncertain times preceding a potential change in control. As described below, our RSUs and PRSUs provide for accelerated vesting following a change in control only if such change in control is followed by actual or constructive termination (i.e., a “double trigger”), in order to further incentivize post-change in control retention and engagement.

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Treatment of Options

Our stock option agreements generally provide that, in the event of death, disability, retirement or termination by the Company without cause, in each case as defined in the applicable stock option agreement, (i) all unvested options that vest over a certain time period (time-based) would immediately vest; (ii) all unvested options that vest in accordance with the fulfillment of market conditions or other performance criteria (performance-based) would generally continue to vest if the particular performance criteria is satisfied (in the case of retirement or termination without cause, within 90 days of termination); and (iii) all vested options generally terminate within a specified timeframe. Upon termination for cause, all vested and unvested options are immediately terminated. Additionally, pursuant to these stock option agreements, if there is a “change in control” as defined in the applicable stock option agreement, all options would immediately vest.

Treatment of RSUs and PRSUs

In the case of death or disability, the awards will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination. For the PRSUs, any open and incomplete measurement period shall be measured as of the termination date, and any measurement periods yet to begin shall be deemed to have been achieved at target level.

In the event of voluntary resignation (other than for good reason, as defined in the applicable award agreements), any unvested portion of an award will be forfeited.

Upon a termination without cause or retirement, the RSUs will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination. The PRSUs will immediately vest on a pro-rata basis in proportion to the percentage of the vesting period the participant served prior to termination, any open and incomplete measurement period shall be measured as of the termination date, and any measurement periods yet to begin shall be deemed to have been achieved at target level.

In the event of a change in control, awards continue vesting in accordance with their terms, and any outstanding and incomplete measurement periods shall be deemed to have been achieved at target level. If, within 12 months of such change in control, the Company terminates the participant’s employment for any reason other than for cause, or the participant resigns for good reason, the awards will vest at target level as of the date of termination.

Payments for Mr. Messina

In the event of Mr. Messina’s termination without cause or resignation for good reason, under the terms of his offer letter he will be entitled to receive (i) a lump sum termination payment in an amount equal to the sum of his base salary plus his annual target incentive, plus the estimated cost of 18 months’ COBRA benefit premiums, (ii) a pro rata portion of his annual bonus payment based on actual achievement of AIP performance objectives, and (iii) payment of any unpaid prior year bonus. If within two years following a change in control his employment is terminated without cause or he resigns for good reason, the value of his lump sum termination payment will increase to two years of base salary, target incentive and COBRA benefit premiums, in addition to continued bonus eligibility outlined above.

Payments for Mr. O’Neil

In the event of Mr. O’Neil’s termination without cause or resignation for good reason within his first four years of employment, under the terms of his offer letter he will be entitled to receive (i) the value of any unpaid cash sign-on bonus payments, (ii) any unvested sign-on restricted stock units, and (iii) severance benefits consistent with a qualifying termination of employment under the applicable Severance Plan, as described below.

Severance Plans

Messrs. Anderson, O’Neil, Wade and Zeleny are eligible for severance benefits upon a qualifying termination of employment, conditioned upon the execution of a separation and release agreement, consistent with either the United States Basic Severance Plan (the Severance Plan) or the United States Change in Control Severance Plan (the CIC Plan).

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Under the Severance Plan, if an executive officer’s employment with the Company is terminated by the Company due to an eligible termination as defined in the Severance Plan, the executive will be entitled to receive the following benefits: (i) a lump sum payment equal to 18 times the monthly base salary rate; and (ii) eligibility for subsidized COBRA benefit premiums for continued healthcare coverage for up to 18 months, if elected.

Under the CIC Plan, if a Change in Control (as defined in the CIC Plan) occurs and either the participant’s employment is involuntarily terminated or he or she resigns for good reason within the 12-month period following the Change in Control or he or she has been requested by the Company to continue in the employment of the Company through a specified date following a Change in Control and the participant remains in the employment of the Company for such specified period, the executive will be entitled to receive the following benefits, in lieu of and not in addition to, the benefits described in the preceding paragraph: (i) a lump sum payment equal to 24 times the monthly base salary rate, plus the annual target incentive under the Annual Incentive Plan prorated for their length of service for the year in which the termination occurs; and (ii) eligibility for subsidized COBRA benefit premiums for continued healthcare coverage for up to 24 months, if elected.

Treatment of AIP

In all circumstances outside of a Change in Control, executives are required to be employed on the date the Compensation Committee certifies results to be eligible for payment. In the event of a Change in Control, performance would be determined at the greater of target or actual performance, though continued employment through the end of the plan year would be required to maintain eligibility and vesting and payment would not be accelerated. In the event of a qualifying termination following the Change in Control, executives would be eligible for a pro-rata portion of their performance-adjusted award in proportion to the percentage of the AIP plan year the participant served prior to termination, of if they were terminated in the fourth quarter of the year, they would be eligible for the full performance-adjusted award without pro-ration.

Tabular Disclosure of Payments on Termination or Change in Control

The table below sets forth the potential benefits that each named executive officer serving as of December 31, 2025 would have been entitled to receive from the Company as described above upon a termination of employment under the circumstances described above, and the potential benefits that each individual would have been entitled to receive with respect to accelerated vesting of equity awards had a termination of employment under the circumstances described above or a change in control of the Company occurred, assuming that the event occurred on the last day of fiscal year 2025.

The value of any outstanding equity awards that would accelerate is determined by multiplying (i) the number of unvested restricted stock units held by the named executive officer that would accelerate by (ii) $45.79, the closing price of a share of our common stock on the New York Stock Exchange on December 31, 2025. Additionally, at that share price, no stock options for which vesting would accelerate had value.

Potential Payments upon Termination of Employment or Change in Control
Name	Voluntary Termination without Good Reason or Involuntary Termination for Cause	Voluntary Resignation with Good Reason	Involuntary Termination Not for Cause	Change in Control without Termination	Change in Control with Qualifying Termination	Disability	Death	Retirement
Glen A. Messina	—	4,607,949	14,326,023	2,070,464	26,465,928	9,718,074	10,718,074	9,718,074
Sean B. O’Neil	—	825,000	3,392,051	744,810	5,998,052	2,567,051	3,392,051	2,567,051
Scott W. Anderson	—	750,000	2,175,608	605,000	4,886,368	1,425,608	2,175,608	1,425,608
Dennis Zeleny	—	750,000	2,175,608	668,250	4,949,618	1,425,608	2,175,608	1,425,608
Aaron D. Wade	—	720,000	1,488,544	622,212	3,594,545	768,544	1,488,544	768,544

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Pay Versus Performance

Our variable pay programs, particularly our LTIP awards, have created strong alignment between our NEOs’ total compensation and long-term shareholder value creation. As required by Item 402(v) of Regulation S-K, the table below illustrates the relationship between “Compensation Actually Paid” and certain financial performance measures of the Company.

					Value of Initial Fixed $100 Investment Based On
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for non-CEO NEOs(1) ($)	Average Compensation Actually Paid to non-CEO NEOs(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(4) ($)	Net Income(5) ($MM)	Adjusted Pre-Tax Return On Equity (ROE)(6)
2025	7,554,146	14,715,603	1,768,494	2,811,309	158	145	189.5	17%
2024	8,448,459	8,656,685	2,090,175	2,064,075	106	128	33.9	20%
2023	8,153,781	4,818,659	2,345,570	1,622,072	106	114	(63.7)	10%
2022	6,029,718	2,722,635	1,739,912	1,223,474	106	88	25.7	(17)%
2021	6,627,653	10,670,774	1,644,825	1,837,428	138	111	18.1	12%

(1)	The dollar amounts reported are the amounts of total compensation reported for each corresponding year in the “Total” column of the Summary Compensation Table (below for 2024) for our CEO and non-CEO NEOs as a group. Our CEO was Glen Messina. Our NEOs for each applicable year were as follows: (i) for 2024 and 2025, Scott W. Anderson, Sean B. O’Neil, Aaron D. Wade and Dennis Zeleny, (ii) for 2023, Scott W. Anderson, George T. Henley, Sean B. O’Neil and Dennis Zeleny,(iii) for 2022, Scott W. Anderson, George T. Henley, Sean B. O’Neil, Dennis Zeleny, June C. Campbell and Albert J. Celini; and (iv) for 2021, Scott W. Anderson, June C. Campbell, George T. Henley, Dennis Zeleny and Timothy J. Yanoti.

(2)	The dollar amounts reported as “compensation actually paid” do not reflect the actual amount of compensation earned by or paid to our CEO and non-CEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for each year to determine the “compensation actually paid”:

Executive(s)	Year	Reported Summary Compensation Table Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments(a) ($)	Compensation Actually Paid ($)
CEO	2025	7,554,146	(4,473,182)	11,634,639	14,715,603
	2024	8,448,459	(4,636,793)	4,845,019	8,656,685
	2023	8,153,781	(5,563,820)	2,228,698	4,818,659
	2022	6,029,718	(4,233,065)	925,981	2,722,635
	2021	6,627,653	(3,914,160)	7,957,281	10,670,774
Average of Non-CEO NEOs	2025	1,768,494	(552,926)	1,595,741	2,811,309
	2024	2,090,175	(679,588)	653,489	2,064,075
	2023	2,345,570	(1,034,798)	311,300	1,622,072
	2022	1,739,912	(692,544)	176,106	1,223,474
	2021	1,644,825	(406,315)	598,919	1,837,428

(a)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows (adjustments for pension or dividend payments are not covered, as the Company does not have supplemental executive requirement plans and does not pay dividends on equity awards, and due to rounding, the calculated final value of the numbers shown in the following table may not be the precise values reported above).

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Executive(s)	Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Prior Year Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
CEO	2025	7,255,348	4,619,870	—	(97,468)	(143,112)	11,634,639
	2024	5,610,382	219,222	—	(620,838)	(363,747)	4,845,019
	2023	4,955,391	(402,504)	—	(2,324,188)	—	2,228,698
	2022	5,778,644	(2,581,410)	—	(864,643)	(1,406,610)	925,981
	2021	5,873,834	2,146,897	—	(42,840)	(20,610)	7,957,281
Average of Non-CEO NEOs	2025	896,828	673,250	—	42,343	(16,681)	1,595,741
	2024	818,633	15,428	—	(68,214)	(112,358)	653,489
	2023	731,721	(257,444)	56,560	(134,341)	(85,196)	311,300
	2022	783,097	(120,491)	6,852	(133,625)	(359,728)	176,106
	2021	598,919	281,960	—	(6,938)	(275,022)	598,919

(3)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)	Cumulative TSR performance of our peer group is weighted by their respective market capitalization as of December 31, 2020. Our peer group is the same peer group described above in “Role of Compensation Committee”. Current peer group company loanDepot is not included in the weighted average cumulative TSR calculation because it was publicly listed after the beginning of the five-year measurement period. Similarly, cumulative TSR performance of companies used in either or both our current peer group and peer groups used in 2021-2023 and 2023-2025 who have since been delisted are not included in the weighted average cumulative TSR calculation, including Guild Holdings Company, Home Point Capital, Mr. Cooper Group and Sterling Bancorp. Peer Group Total Shareholder Return values for our peer group used in 2021-2023 would be $145, $130, $118, $94, and $116 for 2025, 2024, 2023, 2022 and 2021, respectively. Peer Group Total Shareholder Return values for our peer group used in 2023-2025 would be $149, $133, $116, $92, and $113 for 2025, 2024, 2023, 2022 and 2021, respectively. We revise our peer group from time to time to accommodate mergers and acquisitions activity within the previous peer group and the evolution of our business model, and to better reflect peers subject to similar regulatory oversight for performance and business practice benchmarking.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

(6)	Adjusted Pre-Tax Return On Equity (ROE) is calculated as adjusted pre-tax income divided by the average of beginning common equity and the beginning common equity plus adjusted pre-tax income. For a discussion of how we measure adjusted pre-tax income and a reconciliation to financial measures prepared under GAAP, please see our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2026.

With our focus on long-term performance, we do not specifically align our performance measures with “compensation actually paid”. Nonetheless, in accordance with Item 402(v) of Regulation S-K, below are the relationships between compensation actually paid to the financial measures presented above:

●	Cumulative Company TSR and Compensation Actually Paid: In 2021, increases to our share price contributed to higher compensation actually paid values versus the Summary Compensation Table value. In 2022, the 23% decrease to our year-end closing share price, plus the forfeiture of our 2019 PRSUs due to unattained metrics, resulted in a significant reduction in compensation actually paid compared to 2021. In 2023, the above-target achievement of our 2020 PRSUs resulted in an increase to compensation actually paid compared to 2022. In 2024, the above-target achievement of our 2024 AIP and 2021 PRSUs resulted in an increase to compensation actually paid compared to 2023. In 2025, the above-target achievement of our 2025 AIP plus share price appreciation for RSUs vesting during the year from their grant date fair value resulted in an increase to compensation actually paid compared to 2024.

●	Cumulative Company TSR and Cumulative Peer Group TSR: Our cumulative total shareholder return was higher than our compensation benchmarking peer group average in three of the last five years, including 4% above average in 2025. As described above in “2025 Long-Term Incentive (LTIP) Awards”, our LTIP awards use a different peer group as the comparator for relative TSR performance, including competitors in the mortgage finance industry and mortgage real estate investment trusts. Performance against this peer group has been largely above target, as described above in “Performance Results of Long-Term Incentive Awards” and has rewarded our executives accordingly.

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●	Net Income and Compensation Actually Paid: Net Income was a metric included in our AIP scorecard each of the last five years. Performance was determined based on a percentage of target achieved in each respective year and reflected in final payout amounts.

●	ROE and Compensation Actually Paid: Return on Equity was a metric included in our AIP scorecard in each of the last five years. Performance was determined based on a percentage of target achieved in each respective year and reflected in final payout amounts.

All information provided above under the “Pay versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference therein.

CEO Pay-Ratio

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on Securities and Exchange Commission rules for this disclosure and applying the methodology described below, we have determined that Mr. Messina’s total compensation for 2025 was $7,554,146 and the median of the total 2025 compensation of all of our employees (including our India and Philippines operations and excluding our CEO) was $49,564 (after applying a cost-of-living adjustment and converting foreign currency to U.S. dollars, as described below). Accordingly, we estimate the cost-of-living-adjusted ratio of our CEO’s total compensation for 2025 to the median of the total 2025 compensation of all of our employees (excluding our CEO) to be 152 to 1.

If we only considered our U.S.-based employees (excluding our CEO) in identifying the median employee using the methodology otherwise described above, we determined that our median U.S.-based employee’s total compensation was $70,378. Accordingly, we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all our U.S.-based employees (excluding our CEO) to be 107 to 1.

We identified the median employee by taking into account the total compensation paid during 2025 to all individuals, excluding our CEO, who were employed by us or one of our subsidiaries on December 31, 2025. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not annualize the compensation for any employees who were not employed by us for all of 2025. We applied a cost of living adjustment to employees employed outside of the United States as described below. Once the median employee was identified as described above, that employee’s total compensation was determined using the same rules that apply to reporting the compensation of our Named Executive Officers (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology (in the case of the median employee’s compensation, as adjusted for cost-of-living and currency conversion as described below).

In calculating the compensation of our employees in the Philippines, we applied a currency conversion factor based on the U.S. dollar to Philippines Peso exchange rate as of December 31, 2025. In calculating the compensation of our employees in India, we applied a currency conversion factor based on the U.S. dollar to Indian Rupee exchange rate as of December 31, 2025.1 As permitted under SEC rules, in identifying the median employee and in presenting the median employee’s total 2025 compensation above, we applied a cost-of-living adjustment to the compensation of employees outside the United States based on a purchasing power parity conversion factor published by The World Bank.2 Using this methodology, we determined that our median employee is employed in India. If we had determined the median employee and total compensation as described above but had not applied a cost-of-living adjustment to identify our median employee or calculate our median employee’s total compensation, the median of the total compensation of all of our employees (excluding our CEO) would have been $12,297 and we estimate the resulting ratio of our CEO’s total compensation to the median of the total compensation of all of our employees (excluding our CEO) would have been 614 to 1.

(1) As reported by the U.S. Bureau of the Fiscal Service Treasury Reporting Rates of Exchange as of December 31, 2025, the Indian Rupee to U.S. Dollar to conversion rate was 89.854:1 and the Philippines Peso to U.S. Dollar to conversion rate was 58.911:1.

(2) The “price level ratio of PPP conversion factor (GDP) to market exchange rate” published by the World Bank indicates how many U.S. dollars are needed to buy one U.S. dollar’s worth of goods in a particular country. For 2024, the most recent data accessible, the ratios reported for India and the Philippines were 0.2 and 0.3 respectively, meaning the local currency equivalent of $1 purchased $5.00 and $3.33 worth of goods in those countries, respectively. Accordingly, we multiplied the 2025 compensation of each employee based in India and in the Philippines by 5 and 3.33, respectively, prior to identifying the employee with the median of the total compensation and in presenting such employee’s total compensation in order to reflect a cost-of-living adjustment.

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RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered public accountants, to be our independent registered public accounting firm for the year ending December 31, 2026 and has further directed that such appointment be submitted for ratification by our shareholders at the Annual Meeting. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for shareholders to ratify such appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2026.

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Report of the Audit Committee

The Audit Committee of the Board of Directors has:

●	Reviewed and discussed with management Onity’s audited financial statements as of and for the year ended December 31, 2025;

●	Discussed with Deloitte & Touche LLP, Onity’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

●	Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Onity’s annual report on Form 10-K for the year ended December 31, 2025.

The Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.onitygroup.com.

Audit Committee
April 14, 2026	Alan J. Bowers, Chair
Jenne K. Britell, Director
Jacques J. Busquet, Director
Dawn C. Morris, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to Onity for professional services by Deloitte & Touche LLP for fiscal years 2025 and 2024:

	2025	2024
Audit Fees	$2,912,943	$2,904,383
Audit Related Fees	1,199,502	1,028,575
Tax Fees	3,665,865	1,366,824
All Other Fees	—	—
Total	$7,778,310	$5,299,782

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of Onity’s consolidated financial statements for fiscal years 2025 and 2024, for the reviews of the financial statements included in Onity’s quarterly reports on Form 10-Q during fiscal years 2025 and 2024 and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit Related Fees. This category includes the aggregate fees billed for reporting on internal controls relating to servicing operations and evaluation procedures performed in connection with documentation relating to a collateralized note offering.

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Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate amounts billed in each of the last two fiscal years by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee evaluated the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2025 and 2024 and the proposed services for 2026 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

Principles for Audit Committee Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditor (the Pre-Approval Principles). The Audit Committee has adopted the Pre-Approval Principles to set forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent auditor responsible for auditing the Company’s consolidated financial statements filed with the Securities and Exchange Commission or any separate financial statements that may be required.

Pursuant to the Pre-Approval Principles, proposed services may either be pre-approved by the Audit Committee on a categorical basis, without consideration of specific services (general pre-approval), or may be subject to case-by-case pre-approval by the Audit Committee (specific pre-approval). The Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure for purposes of addressing the Company’s auditing and non-auditing services and for evaluating the potential impact of non-audit services on the independence of the independent auditor.

Pursuant to the Pre-Approval Principles, regardless of whether a class of services or individual service is proposed for general or specific pre-approval, the Audit Committee shall consider whether such service is consistent with applicable Securities and Exchange Commission and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence. The Audit Committee shall also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service may enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee shall also be mindful of the relationship between fees for audit and non-audit services in determining whether to pre-approve any class of services or individual service and may determine, for each year, the appropriate ratio between the total amount of “Audit Fees,” “Audit-Related Fees” and “Tax Fees” and the total amount of fees for permissible non-audit services classified under “All Other Fees.”

All audit and permitted non-audit services to be provided by the independent auditor, including the projected fees for such services, shall be pre-approved by the Audit Committee. In general, predictable and recurring audit and permitted non-audit services shall be considered for general and/or specific pre-approval by the full Audit Committee on an annual basis, generally in conjunction with the selection of the independent auditor. At this time, the Audit Committee may also choose to provide pre-approval of audit, audit-related and tax services that may ultimately be required, but are not specifically identified at the beginning of the calendar year.

For any services not covered by these initial pre-approvals, the Audit Committee delegates authority to the Chair of the Audit Committee to pre-approve any audit or permitted non-audit or tax service for which the estimated fee does not exceed $500,000. Any service not covered by the Audit Committee’s initial pre-approvals and for which fees are expected to exceed $500,000 shall be pre-approved by the full Audit Committee.

The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(Proposal Three)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to approve or not approve our pay program for our named executive officers.

As described in more detail under the heading “Executive Compensation,” we believe our executive compensation programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy. At our Annual Meeting of Shareholders in 2025, we received 76% of votes cast on our Say-on-Pay proposal in favor of our named executive officer compensation.

The Compensation Committee considered the result of the 2025 Say-on-Pay proposal, as well as input gathered from advisors, shareholders and investors, in designing our 2025 executive compensation program. We discussed progress made toward Onity’s return to profitability, execution against the objectives in our business strategy, including growth in our servicing and originations channels, and how the metrics found in our executive pay programs tied back directly to achievement on those objectives. In particular, we demonstrated how AIP metrics were tied to improving profitability, continued cost reduction, improved operating metrics, and customer and employee satisfaction. We also continued to align our Long-Term Incentive program to performance metrics based on total shareholder return relative to our peer group, and provided for awards to settle in shares of common stock in response to shareholder expectations to increase management’s ownership in the company. We believe that on the basis of our disclosures and shareholder communications, shareholders understood and supported the linkage of our executive pay programs to profitability, accelerating growth, cost leadership and improving customer and client satisfaction during 2025.

The Compensation Committee and our Board of Directors intend to continue to consider shareholder feedback as well as recommended best practices put forth by shareholder proxy advisory firms such as ISS to the extent these institutions’ recommendations are aligned with the interests of our shareholders. We also intend to continue to hold an advisory Say-on-Pay vote at each annual meeting of shareholders.

Accordingly, we will ask our shareholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

While the Compensation Committee and our Board of Directors intend to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

You may vote for or against or abstain from the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables contained in this proxy statement.

The Company’s current policy is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of the named executive officers each year at the annual meeting of shareholders. This policy aligns with the preference expressed by our shareholders at our 2023 Annual Meeting for Shareholders, who voted overwhelmingly to advise the Company to hold Say-on-Pay votes annually. Our Board of Directors continues to believe that Say-on-Pay votes should be conducted every year so that our shareholders may annually express their views on our executive compensation program and have adopted our shareholders’ recommendation to hold the Say-on-Pay vote every year. Therefore, we expect that the next such vote will occur at the 2027 Annual Meeting of Shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

70

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Onity’s Related Party Transactions Approval Policy (the Policy) sets forth our policies and procedures for the review, approval and monitoring of Related Party Transactions which, as defined in the Policy and subject to certain exceptions, includes transactions in which the amount involved exceeds $120,000 and that involve Onity and (i) any person who is a director, nominee for director or senior vice-president or higher ranking employee of the Company or any of its subsidiaries and any other person who performs policy-making functions for the Company, (ii) any person who beneficially owns more than five percent of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, (iv) any entity or individual controlling or under common control with the Company or any of its subsidiaries, (v) any entity or individual covered by paragraph (f) or (g) of the definition of “Related Parties” in the Glossary of Financial Accounting Standards Board Accounting Standards Codification 850, Related Party Disclosures (ASC 850) such that disclosures of transactions with such entity or individual would be required in the Company’s audited financial statements under ASC 850, (vi) any entity or individual sharing any risk, compliance, internal audit or vendor oversight function with the Company or any of its subsidiaries or (vii) any Specified Companies designated by the Risk and Compliance Committee of the Board of Directors notwithstanding that such Specified Companies are not “related persons” as defined in Item 404 of SEC Regulation S-K (Item 404) or “related parties” as defined in ASC 850. Our written Code of Business Conduct and Ethics, which is available at www.onitygroup.com, also includes policies and procedures that broadly cover situations in which conflicts of interest may arise.

The Risk and Compliance Committee (R&C Committee) of the Board of Directors provides independent review, approval and oversight of Related Party Transactions as required under the Policy. The R&C Committee approved the Related Party Transactions discussed below.

In connection with the review and approval of a Related Party Transaction, the R&C Committee is to be provided with the pertinent details of the proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the perceived benefits or any detriments to Onity. In determining whether to approve a Related Party Transaction, the R&C Committee evaluates whether the transaction is consistent with the interests of the Company and its shareholders. The R&C Committee will prohibit any Related Party Transaction that the R&C Committee determines to be inconsistent with the interests of the Company and its shareholders. In making this determination, the R&C Committee may consider the following factors, as well as any others it deems appropriate, to the extent relevant to the transaction: (i) whether there are any alternatives to the Related Party Transaction; (ii) whether the Related Party Transaction is on terms comparable to those available to third parties; (iii) the potential for the Related Party Transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, (iv) the overall fairness of the Related Party Transaction to Onity and (v) any impact, positive or negative, on borrowers or mortgage loan investors. The R&C Committee may request or require members of management to make certain modifications to a proposed Related Party Transaction prior to its approval of such Related Party Transaction. In addition to pre-approving Related Party Transactions on a transaction-specific basis, the R&C Committee may pre-approve categories of Related Party Transactions meeting certain criteria, on the basis that all such transactions merit pre-approval under the standards described above.

71

Relationship with Oaktree

Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2026 reporting securities beneficially owned as of December 31, 2025, Oaktree Capital Management L.P. (together with managed funds, accounts and affiliated special purpose entities, “Oaktree”) holds less than 5% of Onity’s outstanding common stock and is no longer a “Related Party” as defined above. The following transactions occurred during 2025 prior to confirmation that Oaktree was no longer a Related Party and were handled in accordance with Onity’s Related Party Transactions Approval Policy.

Warrants. In connection with a 2021 private placement of senior secured notes and the launch of our MSR investment joint vehicle, MAV, we issued to Oaktree warrants to purchase 1,184,768 shares of our common stock at an exercise price of $26.82 per share exercisable through March 4, 2027 and 261,248 warrants with an exercise price of $24.31 per share exercisable through May 3, 2025, in each case subject to anti-dilution adjustments and certain ownership limitations.

On February 13, 2025, Oaktree exercised its right to purchase 261,248 shares of our common stock in a net share settlement at the exercise price of $24.31 per share. Pursuant to the warrant agreement, as amended, Onity elected to cash settle the warrant exercise, resulting in a $3.5 million cash payment to Oaktree. In connection with the warrant exercise, the parties agreed to an immaterial amendment to all warrants held by Oaktree for the purpose of clarifying ambiguous language resulting from an undefined term used in the warrants.

On December 5, 2025, Oaktree exercised its right to purchase 1,184,768 shares of our common stock in a net share settlement at the exercise price of $26.82 per share. Pursuant to the warrant agreement, as amended, Onity elected to equity settle the warrant exercise, resulting in the issuance of 462,762 shares of common stock. Following the exercise, Oaktree holds no remaining warrants.

Board Observers. Under our agreements, Oaktree may designate two non-voting observers to our Board of Directors for as long as Oaktree and its affiliates collectively own at least 15.0% of all issued and outstanding common stock of Onity. Jason Keller and Dante Quazzo, who serve in management roles with Oaktree, served as Oaktree’s designated Board observers until September 2025, when Oaktree confirmed that Oaktree’s stock ownership had fallen below the threshold for continuing observer rights. Oaktree no longer has observers serving on Onity’s Board.

MAV Subservicing and Recapture Agreements. In 2021, OMC entered into a Subservicing Agreement with MAV for exclusive rights to service the mortgage loans underlying MSRs owned by MAV. Upon the sale of MAV in November 2024, OMC and MAV amended the Subservicing Agreement to provide that OMC will have the right to be the exclusive subservicer for an initial term of five years through November 2029 (subject to certain extensions) of all MSRs that MAV currently owns, for all future MSRs that MAV acquires from OMC, and for the majority of MAV’s MSR portfolio overall, as defined. In addition, the parties agreed to a six-month lockout during which MAV shall not sell or otherwise transfer any MSRs owned by MAV at the MAV Canopy sale date without the prior consent of OMC. Following this initial six-month period, the lockout restriction is subject to reduction in 25% increments through September 30, 2027. MAV may freely sell or transfer any MSRs thereafter. As of December 31, 2025, OMC subserviced a total $38.3 billion UPB on behalf of MAV.

Since 2021, OMC has entered into sales of MSR portfolios to MAV in bulk transactions, flow sales to MAV of certain MSRs PMC purchased from a GSE Cash Window program, and flow sales to MAV of MSRs OMC recaptured from borrowers that were previously serviced on behalf of MAV. Under the parties’ Recapture Agreement, OMC sells the originated MSR for nil proceeds but retains the realized gain on loan sales. During 2025, OMC transferred MSRs with a UPB of $86.2 million under this agreement.

72

OTHER BUSINESS

The Board of Directors knows of no other business or nominees as of the date of printing this proxy statement other than the proposals described above in this proxy statement that will be presented for consideration at the meeting. If any other business or nominees should properly come before the meeting or any postponement or adjournment thereof, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our 2027 Annual Meeting of Shareholders, must be received by the Secretary of Onity at our principal executive offices no later than December 15, 2026 and must comply with the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates

If a shareholder wants to present a proposal, or nominate a person for election as Director, at the 2027 Annual Meeting, we must receive written notice of the proposal or nomination no earlier than December 15, 2026 and no later than January 14, 2027, which notice of the proposal or nomination must meet the requirements set forth in Sections 1.1 and 2.2 of our Bylaws, respectively. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.

Requests to have a shareholder proposal considered for inclusion in our 2027 proxy materials and notices of intent to present a proposal or nomination directly at the 2027 Annual Meeting should be mailed to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.

In addition to satisfying the deadlines in the “advance notice” provisions of our bylaws, a shareholder who intends to solicit proxies in support of director nominees submitted under these “advance notice” provisions, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees at the 2027 Annual Meeting of Shareholders must include in their notice to the Company the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended. If we change the date of the 2027 Annual Meeting of Shareholders by more than 30 days from the date of this year’s Annual Meeting, your written notice must be provided by the later of ninety (90) days prior to the date of the 2027 Annual Meeting of Shareholders or the tenth (10th) day following the day on which public announcement of the date of the 2027 Annual Meeting of Shareholders is first made.

73

ANNUAL REPORTS

A copy of our annual report on Form 10-K for the year ended December 31, 2025 will be mailed on or about April 14, 2026 to shareholders of record as of March 23, 2026. The annual report is not part of the proxy solicitation materials and can be found on our website www.onitygroup.com in the Financial Information section under the “Shareholders” tab.

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the Record Date for the meeting, on written request, a copy of the annual report on Form 10-K for the year ended December 31, 2025 required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to our Secretary at Onity Group Inc., 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of this proxy statement and our annual report on Form 10-K for the year ended December 31, 2025 will be supplied to Brokers for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (i) “for all” the nominees for Director named earlier in this proxy statement, (ii) “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026, and (iii) “for” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement. Should any matter not described above be properly presented at the meeting, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law. As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the 2026 Annual Meeting. If you are interested in participating in the virtual Annual Meeting and voting at that time, please see “Annual Meeting Participation” above for further details on participation requirements.

We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-542-1061. If you are a beneficial shareholder, please contact your Broker directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

This proxy statement and our 2025 annual report may be viewed online at www.onitygroup.com in the Financial Information section under the “Shareholders” tab. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided on the proxy card. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a Broker, refer to the information provided by that entity for instructions on how to elect this option.

74

ONITY™

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 18, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ONIT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 18, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V93148-P49921 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ONITY GROUP INC.

	For All	Withhold All	For All Except	
The Board of Directors unanimously recommends you vote FOR ALL of the following:				To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
1. Election of Directors	☐	☐	☐	______________

Nominees:

01) Glen A. Messina
02) Alan J. Bowers
03) Jacques J. Busquet
04) Claudia J. Merkle
05) Dawn C. Morris
06) Kevin Stein
07) Robert S. Welborn III

The Board of Directors unanimously recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as Onity Group Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the accompanying Proxy Statement.	☐	☐	☐

NOTE: At their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date